UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐     Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

AZZ INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

May 28, 2015

Dear Shareholder:

The Board of Directors and Management of AZZ incorporated cordially invite you to attend our 2015 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, July 14, 2015, at One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107. Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying materials. The formal Notice of the 2015 Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

All shareholders are invited to attend the meeting. Whether or not you attend the meeting, it is important that your shares be represented and voted at the meeting. If you receive a paper copy of the proxy materials, you may complete and mail the enclosed proxy card or you may use the telephone or Internet voting procedures described on the proxy card. If you decide to attend the 2015 Annual Meeting of Shareholders, you will be able to vote in person if you are a shareholder of record or if you are a beneficial holder and have obtained a legal proxy you may revoke your proxy and vote in person at the meeting, even if you have previously submitted your proxy.

Sincerely,

/s/ Thomas E. Ferguson
Thomas E. Ferguson
President and Chief Executive Officer

NOTICE OF THE 2015 ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 14, 2015

Our 2015 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Tuesday, July 14, 2015, at 10:00 a.m., local time, at AZZ incorporated, One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107 for the following purposes:

(1)	to elect eight directors to hold office, each for a one year term;

(2)	to adopt an Amended and Restated Certificate of Formation for the purpose of consolidating the previous amendments to the Company’s Articles of Incorporation and shortening the Company’s name;

(3)	to re-approve the material terms of the Company’s Senior Management Bonus Plan for the purpose of allowing the Company to grant qualified “performance-based compensation” thereunder;

(4)	to hold an advisory vote on the Company’s executive compensation (“Say-on-Pay”);

(5)	to hold an advisory vote to determine the frequency of future advisory votes on executive compensation (“Frequency of Say-on-Pay”);

(6)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending February 29, 2016; and

(7)	to transact any other business as may properly come before the Annual Meeting or any adjournment.

Only shareholders of record at the close of business on May 18, 2015, are entitled to notice of and to vote at the Annual Meeting. A copy of our Annual Report to Shareholders for the year ended February 28, 2015, is included with this Notice and Proxy Statement, but it does not form a part of our soliciting material.

To ensure that your vote will be counted, please vote your shares using the Internet or telephone or, if you receive a paper copy of the proxy materials, by signing, dating and promptly mailing the enclosed proxy card or using the telephone or Internet voting procedures described on the proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Tara D. Mackey
Tara D. Mackey
Chief Legal Officer and Corporate Secretary

PLEASE PROMPTLY SUBMIT YOUR PROXY BY INTERNET, MAIL OR TELEPHONE
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

TABLE OF CONTENTS	Page

General Information About the Annual Meeting and Voting	1

Proposal 1 – Election of Directors	7

Proposal 2 – Approval of the Adoption of an Amended and Restated Certificate of Formation	10

Proposal 3 – Re-Approval of the Material Terms of the Senior Management Bonus Plan For Purposes of Complying With Section 162(m) of the Internal Revenue Code	11

Proposal 4 – Approval of the Say-on-Pay Proposal	13

Proposal 5 – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	14

Proposal 6 – Ratification of Appointment of Independent Registered Public Accounting Firm	15

Corporate Governance	15

Director Compensation	20

Non-Employee Director Stock Ownership Guidelines	22

Certain Relationships and Related Party Transactions	22

Security Ownership of Management and Directors	25

Security Ownership of Certain Beneficial Owners	27

Executive Compensation	28
Compensation Discussion and Analysis	28
Compensation Committee Report	41
Summary Compensation Table	42
Grants of Plan Based Awards	44
Outstanding Equity Awards at Fiscal Year End	45
Option/SARs Exercises and Stock Vested for Fiscal Year 2015	46
Potential Payments Upon Termination or Change of Control	46

Audit Committee Report	55

Other Matters	56

Relationship With Independent Auditors	56

Shareholder Proposals for 2016 Annual Meeting	57

Appendix A – Amended and Restated Certificate of Formation	A-1

Appendix B – Senior Management Bonus Plan	B-1

AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
_______________

PROXY STATEMENT
FOR
2015 ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 14, 2015

The board of directors of AZZ incorporated (the “Company” or “AZZ”) is soliciting proxies for the 2015 Annual Meeting of Shareholders (the “Annual Meeting”). You are receiving this proxy statement because you own shares of AZZ common stock that entitle you to vote at the Annual Meeting. This proxy statement contains information on the Annual Meeting matters to assist you in voting your shares.

GENERAL INFORMATION REGARDING THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
AZZ has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on Tuesday, July 14, 2015 at 10:00 a.m. Central Standard Time at One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to shareholders on or about May 28, 2015. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).
What is included in these materials?
These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2015 (the “Annual Report”).
If you requested printed versions by mail, these materials also include the proxy card and voting instructions for the Annual Meeting.
What items will be voted on at the Annual Meeting?

You will be voting on the following:

•	The election of eight nominees to the Company’s board of directors named in this Proxy Statement, each for a term of one year (Proposal 1);

•
The adoption of an Amended and Restated Certificate of Formation for the purpose of consolidating the previous amendments to the Company’s Articles of Incorporation and shortening the Company’s name (Proposal 2);

•	The re-approval of the material terms of the Company’s Senior Management Bonus Plan for the purpose of allowing the Company to grant qualified “performance-based compensation” thereunder (Proposal 3);

•	A non-binding advisory resolution to approve AZZ’s executive compensation (Proposal 4);

•	A non-binding advisory vote to determine the frequency of future advisory votes on AZZ’s executive compensation (Proposal 5); and

•	Ratification of the appointment of BDO USA, LLP to serve as AZZ’s independent registered public accounting firm for the fiscal year ending February 29, 2016 (Proposal 6).

We also will consider any other business that may properly come before the meeting.
What are the board of directors’ voting recommendations?
The board of directors recommends that you vote your shares:

•	“FOR” the election of the eight nominees to serve on the Board for a one year term (Proposal 1);

•
“FOR” the adoption of Amended and Restated Certificate of Formation for the purpose of consolidating all of the previous amendments to AZZ’s original Articles of Incorporation and shortening the Company’s name (Proposal 2);

•	“FOR” the re-approval of the material terms of the Senior Management Bonus Plan for purposes of allowing the Company to grant qualified “performance-based compensation” thereunder (Proposal 3);

•	“FOR” the approval of AZZ’s executive compensation (Proposal 4);

•	“FOR” the option to provide shareholders with the opportunity to vote on AZZ’s executive compensation “Every Year” (Proposal 5); and

•	“FOR” the ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the year ending February 29, 2016 (Proposal 6).
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, AZZ uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy are detailed in the Notice. In addition, shareholders are always able to request printed proxy materials by mail or electronically by emailing www.azz.com/investor-relations. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of proxy materials.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The Company has adopted an SEC approved procedure called “householding.” Under this procedure, the Company delivers a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of its annual meetings and the Company’s printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.
To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call the Company at the following:
AZZ incorporated
One Museum Place
3100 West 7th Street, Suite 500
Fort Worth, TX 76107
(817) 810-0095
Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to use the Internet to:

•	View the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.
The Company’s proxy materials are also available at www.azz.com/investor-relations. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.
Choosing to receive future proxy materials by email will reduce the impact of the Company’s annual meetings on the environment and save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who may vote at the Annual Meeting?
Each share of the Company’s common stock has one vote on each matter. Only shareholders of record as of the close of business on May 18, 2015 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. In addition to shareholders of record of the Company’s common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below. As of the Record Date, approximately 25,765,025 shares of the Company’s common stock were issued and outstanding.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the shareholder of record with respect to those shares, and the Notice was delivered directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?
If you are a shareholder of record, there are four ways to vote:

•
In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
If I am a beneficial owner of shares held in street name, how do I vote?
If you are a beneficial owner of shares held in street name, there are four ways to vote:

•
In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive. You must also bring valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must provide both the copy of the legal proxy and your completed ballot to the inspector of election.

•
Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•
By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

What is the quorum requirement for the Annual Meeting?
A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present in person at the Annual Meeting; or

•	Have properly voted by proxy on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.
If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies.

How are proxies voted?
All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by AZZ’s board of directors; or

•	Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Thomas E. Ferguson and Paul W. Fehlman, will vote your shares in the manner recommended by AZZ’s board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The election of directors (Proposal 1); the adoption of an Amended and Restated Certificate of Formation (Proposal 2); the re-approval of the material terms of the Senior Management Bonus Plan (Proposal 3); the non-binding advisory resolution approving the Company’s executive compensation (Proposal 4); and the non-binding advisory vote to determine the frequency of future advisory votes on executive compensation (Proposal 5) are all considered non-routine matters under applicable rules. A broker or other nominee cannot vote shares without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1, 2, 3, 4 and 5.
The proposal for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending February 29, 2016 (Proposal 6) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 6.

What is the voting requirement to approve each of the proposals?
With respect to the election of eight directors to serve a one year term (Proposal 1), each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” excludes abstentions and any broker non-votes. Your broker or nominee will not be permitted to vote on the election of directors without specific instructions as to how to vote from the beneficial owner. As a result, if you hold your shares through a broker or nominee, they will not be voted in the election of directors unless you affirmatively vote your shares in accordance with the voting instructions provided by that institution.
Assuming that the number of shares present or represented by proxy is sufficient to constitute a quorum, approval of Proposals 2, 3, 4, 5 and 6, requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal.
With respect to the election of directors (Proposal 1), under the majority voting policy adopted by the Company in 2014, broker non-votes and abstentions, which have the same effect as “AGAINST” votes, could cause a nominee to fail to obtain the required affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.
With respect to each of Proposals 2, 3, 4, 5 and 6, broker non-votes and abstentions could prevent the proposal from receiving the required affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.
In order to minimize the number of broker non-votes, the Company strongly encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107 prior to the Annual Meeting.
Who will serve as the inspector of election?
A representative from Computershare will serve as the inspector of election.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.
Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to AZZ’s management and the board of directors.
Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will disclose the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

How can I attend the Annual Meeting?
Admission to the Annual Meeting is limited to AZZ shareholders or their proxy holders. In order to be admitted to the meeting, each shareholder must present proof of stock ownership and a valid government-issued photo identification, such as a driver’s license or passport. Proof of stock ownership may consist of the proxy card or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that you beneficially owned shares of AZZ common stock at the close of business on May 18, 2015, the Record Date for the Annual Meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2016 annual meeting of shareholders?
Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Proposals that a shareholder intends to present at the 2016 annual meeting of shareholders and wishes to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2016 annual meeting of shareholders must be received no later than January 28, 2016. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary by mail at One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107.
Requirements for Other Shareholder Proposals to Be Brought Before the 2016 Annual Meeting of Shareholders and Director Nominations. Notice of any proposal that a shareholder intends to present at the 2016 annual meeting of shareholders, but does not intend to have included in the Company’s Proxy Statement and form of proxy relating to the 2016 annual meeting of shareholders (“2016 Annual Meeting of Shareholders”), as well as any director nominations, must be delivered to the Company’s Secretary by mail at One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107, not earlier than the close of business on March 16, 2016 and not later than the close of business on April 15, 2016. The notice must be submitted by a shareholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the shareholder intends to present at the 2016 annual meeting of shareholders. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information regarding how to register your shares directly in your name as a shareholder of record.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws, as amended to date, provide that the board of directors will consist of twelve members, each serving a one year term. Messrs. Perry and Rosen have advised the board of directors of their intentions to retire as directors of the Company and not stand for re-election at the Annual Meeting. Accordingly, we currently have eight directors who will be standing for re-election at the Annual Meeting. Our Nominating and Corporate Governance Committee has determined that our board of directors’ composition of eight directors, rather than twelve, is sufficient from a governance perspective. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

In 2014, AZZ’s board of directors amended and restated the bylaws to change the voting standard in the election of directors in uncontested elections from a plurality to a simple majority of votes cast. If a nominee in an uncontested election does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the board of directors that is subject to acceptance or rejection by the board of directors within 90 days from the date of the certification of the election results. In the event an election of directors is contested, the voting standard will be a plurality of votes cast.

The board of directors has nominated the directors, other than Messrs. Perry and Rosen, who currently serve as members of the board of directors, each of whose term expires at this year’s Annual Meeting, for election to a one year term expiring at the 2016 Annual Meeting of Shareholders. Because these elections are uncontested, a nominee for director must receive a majority of the votes properly cast at the meeting in person or by proxy in order to be elected. Therefore, a nominee who receives more than 50% of votes “FOR” election (measured with respect to the total votes cast with respect to such nominee) will be elected, provided that a quorum is present at the meeting. The proxies solicited by the board of directors cannot be voted for a greater number of persons for election to the board of directors than the number of nominees described above.

Each of the director nominees has consented to serve if elected. If for any unforeseen reason a nominee would be unable to serve if elected, the beneficial owners of AZZ’s shares as of the Record Date of the Annual Meeting may exercise their discretion to vote for a substitute nominee selected by the board of directors. However, the board of directors has no reason to anticipate that any of the nominees will not be able to serve, if elected.

Nominees:

Daniel E. Berce, 61, has served as a director of AZZ since 2000. Mr. Berce has been president and chief executive officer of General Motors Financial Company, Inc. (formerly AmeriCredit Corp.) since its acquisition by General Motors Company in October 2010. Mr. Berce served as AmeriCredit Corp.’s chief executive officer from 2005 to 2010, president from 2003 to 2010 and as chief financial officer from 1990 until 2003. He served as a director of Americredit Corp. from 1990 to 2010. Before joining Americredit Corp., Mr. Berce was a partner with Coopers & Lybrand, an accounting firm. Mr. Berce currently serves as a director of Cash America International, Inc., a publicly held provider of specialty financial services, and Arlington Asset Investment Corp, a publicly-traded investment firm investing primarily in mortgage-related assets. We believe Mr. Berce’s qualifications to serve on the board of directors include his executive level leadership experience and knowledge of corporate governance, specifically his experience as a chief executive officer of a publicly traded company, experience in finance and accounting and experience in serving as a director of multiple publicly traded companies.

Martin C. Bowen, 72, has served as a director of AZZ since 1993. Mr. Bowen served as vice president and chief financial officer of Thru Line, L.P. a privately held investment holding company, from 1995 to 2012. He currently serves as a member of the board of directors of Liberty Bankshares, Inc. We believe Mr. Bowen’s qualifications to serve on the Company’s board of directors include his considerable business and leadership experience, specifically his experience and knowledge in the banking industry where he served as a director and executive officer of a national bank, his knowledge and experience in finance and accounting, and his experience as a director of multiple publicly traded companies, including AZZ for over 20 years.

Dr. H. Kirk Downey, 72, has served as a director of AZZ since 1992. Dr. Downey currently is an independent business consultant and investor. Dr. Downey served as professor of management, dean and associate provost for academic affairs at Texas Christian University from 1983 to 2000. Dr. Downey is also chairman and a member of the board of trustees of LKCM Funds and LKCM Aquinas Funds, a publicly held family of mutual funds. We believe Dr. Downey’s qualifications to serve on the Company’s board of directors include his considerable business and leadership experience and his extensive academic background, specifically his experience serving as professor of management, dean and provost for academic affairs at a major university and experience in serving as a director of multiple publicly traded companies, including AZZ for over 20 years.

Daniel R. Feehan, 64, has served as a director of AZZ since 2000. Mr. Feehan has served as president and chief executive officer of Cash America International, Inc. since 2000 and prior to that served as president and chief operating officer since 1990. Mr. Feehan serves as a director of Cash America International, Inc., a publicly held provider of specialty financial services, and as the nonexecutive chairman of RadioShack Corporation, a publicly held company in the retail consumer electronic goods and services business. Mr. Feehan also currently serves as a director of Calloway's Nursery, Inc., a garden center chain serving the Dallas-Fort Worth and Houston markets, and serves as a director of Williamson Dickie Manufacturing Company, a manufacturer and provider of work wear worldwide. We believe Mr. Feehan's qualifications to serve on the Company’s board of directors include his executive level leadership experience and ability to provide direction and oversight to the Company's financial reporting and business controls, specifically his experience as a chief executive officer of a publicly traded company, experience in finance and accounting and experience as a director of multiple publicly traded companies.

Thomas E. Ferguson, 58, has served as a non-independent director and as the president and chief executive officer of AZZ since November 2013. Prior to joining AZZ, he was a consultant and interim chief executive officer of FlexSteel Pipeline Technologies, Inc., a provider of pipeline technology products and services in 2013. Mr. Ferguson has also served in various executive capacities with Flowserve Corporation, a publicly traded global provider of fluid motion and control products, including senior vice president from 2006, as president of Flow Solutions Group from 2010 to 2012, as president of Flowserve Pump Division from 2003 to 2009, as president of Flow Solutions Division from 2000 to 2002, as vice president and general manager of Flow Solutions Division North America from 1999 to 2000 and as vice president of marketing and technology for Flow Solutions Division from 1997 to 1999. Mr. Ferguson retired from Flowserve Corporation in 2012. We believe Mr. Ferguson’s qualifications to serve on the Company’s board of directors include his considerable global business and leadership experience serving as an executive officer of a public company, his extensive strategic management experience both domestically and internationally in the industries in which AZZ operates, and his track record for helping businesses achieve growth, both organically and through acquisitions in the global marketplace.

Peter A. Hegedus, 73, has served as a director of AZZ since 2006. Mr. Hegedus was the country manager for ABB Hungary and president of ABB Kft., a specialty electrical equipment manufacturer, from 1995 to 2006, where he was responsible for all activities of the global ABB organization in Hungary. We believe Mr. Hegedus’s qualifications to serve on the Company’s board of directors include his considerable global business and leadership experience, specifically his experience and knowledge in the global electrical power equipment industry, where he served as country manager and president of a segment of a publicly traded global electrical equipment manufacturer.

Kevern R. Joyce, 68, has served as a director of AZZ since 1997 and as the chairman of the board of directors since 2013. Mr. Joyce was senior advisor to ZTEK Corporation, an energy technology company, from 2003 to 2006 and currently serves as a director. Mr. Joyce was president, chief executive officer and chairman of Texas New Mexico Power Company, an electric service company, from 1994 to 2001, and served as a senior advisor until 2003. Mr. Joyce is a consultant to and investor in various companies. We believe Mr. Joyce’s qualifications to sit on the board of directors include his considerable business and leadership experience, his knowledge and experience in finance and accounting, and specifically his experience and knowledge in the electrical power generation industry, where he served as the chief executive officer of a publicly traded electrical utility company.

Stephen E. Pirnat, 63, has served as a director of AZZ since July 2014. Mr. Pirnat currently serves as the chief executive officer of ClearSign Combustion Corporation. From 2011 to 2014, he served as the managing director of European, Middle Eastern and African operations of Quest Integrity Group, a division of Team Industrial Services, a provider of asset integrity management and asset reliability solutions in the refinery, chemical, petrochemical, pipeline and power industries. From 2009 to 2011, Mr. Pirnat served as the president of Quest Integrated Inc., a technology incubator and boutique private equity firm, and president of the Quest Metrology Group LLC. From 2000 to 2009, he served as the president and chief executive officer of John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and environmental solutions. From 1998 to 1999, he served as president and chief executive officer of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. From 1988 to 1998, Mr. Pirnat served in various sales, marketing, operational, engineering and executive positions at Ingersoll-Rand and Ingersoll-Dresser Corporation. Mr. Pirnat currently serves as a member of the board of directors for ClearSign Combustion Corporation and Profire Energy, Inc. We believe Mr. Pirnat’s qualifications to sit on the board of directors include his career providing infrastructure solutions to large industrial companies both in the U.S. and internationally and his extensive experience and understanding of the industries in which our Company operates.

The board of directors Unanimously Recommends a Vote “FOR” the Election of Each of the Nominees Listed Above.

PROPOSAL 2

APPROVAL OF THE ADOPTION OF AN AMENDED AND RESTATED
CERTIFICATE OF FORMATION

On April 2, 2015, our board of directors adopted the Amended and Restated Certificate of Formation of AZZ Inc. (the “Restated Certificate”), subject to approval by our shareholders at the Annual Meeting.

In order to simplify the Company’s Articles of Incorporation and the various amendments previously adopted thereto, the board of directors believes it is in the Company’s best interest to consolidate the original Articles of Incorporation and the subsequent amendments into the Restated Certificate. The board of directors also believes it is in the Company’s best interest to amend the Company’s Articles of Incorporation, as reflected in the Restated Certificate, to shorten the word “incorporated” as used in the Company’s name to “Inc.” The adoption and filing of the Restated Certificate will have no material impact on our shareholders, other than to simplify and consolidate all the current amendments to our original Articles of Incorporation into one document and simplify the Company name.

If approved by AZZ’s shareholders, the Restated Certificate, a copy of which is attached to this Proxy Statement as Appendix A, will be filed with the Texas Secretary of State with an expected effective date as of July 15, 2015.

The board of directors Unanimously Recommends a vote “FOR” the approval of the adoption of the Restated Certificate.

PROPOSAL 3

RE-APPROVAL OF THE MATERIAL TERMS OF THE SENIOR MANAGEMENT BONUS PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

The Company’s Senior Management Bonus Plan was established to provide incentive compensation to key executives based on achievement of goals relating to the performance of the Company and its business units. It was also designed in part so that awards may qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) by providing for “performance-based compensation” to “covered employees” within the meaning of Section 162(m). In order to qualify for this exemption, the regulations under Section 162(m) require, among other things, that the material terms of the Senior Management Bonus Plan be periodically disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms of the Senior Management Bonus Plan are as follows:

(i) Eligible Employees. The compensation committee of the board of directors specifies which of the Company’s executive officers are eligible to receive compensation under the Senior Management Bonus Plan. Such executive officers are the only employees of the Company to receive compensation under the Senior Management Bonus Plan. In fiscal year 2015, all of the Company’s executive officers received compensation under the Senior Management Bonus Plan.

(ii) Business Criteria. Under the terms of the Senior Management Bonus Plan, the compensation committee shall determine performance goals for compensation thereunder consisting of various financial or other objective goals, which may be Company-wide, on an individual basis or otherwise. Financial goals may be expressed, for example, in terms of sales, operating earnings, net income, earnings per share, cash flow, return on equity or other return ratios, or stock price. Other objective goals may include the attainment of various productivity and long-term growth objectives, including for example, reductions in the Company's overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms, as a change from a prior comparable period or periods, or as compared to another company or companies in the Company’s industry peer group. Such performance goals shall include a threshold level of performance below which no payment shall be made, levels of performance at which specified percentages of a target amount shall be paid and a maximum level of performance above which no additional amount shall be paid. The performance goals established by the compensation committee may be, but need not be, different for each period and/or participant under the Senior Management Bonus Plan.

(iii) Maximum Compensation. The maximum amount of compensation that may be paid to any individual under the Senior Management Bonus Plan is $5,000,000 for any fiscal year of the Company.

The number and amount of awards that an employee may receive under the Senior Management Bonus Plan is at the discretion of the compensation committee and therefore cannot be determined in advance. The information required to be provided by Item 10(a)(2)(iii) of Schedule 14A is set forth collectively in the Compensation Disclosure and Analysis section of this Proxy Statement under the heading “Performance-Based Incentive Compensation,” the Summary Compensation Table and the table regarding Grants of Plan Based Awards, in each case as set forth in this Proxy Statement.

The Company’s Senior Management Bonus Plan was originally approved by shareholders at the 2007 Annual Meeting of Shareholders, effective as of March 1, 2008. On April 2, 2015, the board of directors approved amending the Senior Management Bonus Plan (i) to provide the compensation committee of the board of directors with exclusive authority to administer and amend the plan, and (ii) to add a claw-back provision for certain misconduct. At the Annual Meeting, shareholders are being requested to approve the existing material terms contained in the Senior Management Bonus Plan in order to allow the Company to grant awards under the Senior Management Bonus Plan that may qualify as “performance-based compensation” under Section 162(m).

The foregoing is a summary of certain material terms of the Senior Management Bonus Plan, which is subject to the specific provisions of the full text of the Senior Management Bonus Plan as set forth and attached to this Proxy Statement as Appendix B.

The board of directors Unanimously Recommends a vote “FOR” the re-approval of the material terms of the Senior Management Bonus Plan for purposes of allowing the Company to grant qualified “performance-based compensation” thereunder.

PROPOSAL 4

APPROVAL OF THE SAY-ON-PAY PROPOSAL

Pursuant to federal legislation (Section 14A of the Exchange Act), AZZ provides its shareholders with a non-binding advisory shareholder vote (commonly referred to as “Say-on-Pay”) on its executive compensation program as described below in the “Compensation Discussion and Analysis” section of this Proxy Statement. At the Company’s 2012 Annual Meeting, a majority of shareholders voted in favor of having a Say-on-Pay vote each year, consistent with the recommendation of our board of directors. As a result, the next advisory vote to approve Say-on-Pay will occur at the 2015 Annual Meeting. Because the Say-on-Pay vote is advisory and non-binding on AZZ or the board of directors, neither AZZ nor the board of directors will be required to take any action as a result of the voting outcome. However, the vote will provide valuable information regarding investor sentiment regarding AZZ’s executive compensation program. The board of directors will review these voting results and take them into consideration when making decisions regarding AZZ’s future executive compensation philosophy, policies and practices.

AZZ requests that you support the compensation program for its executive officers. AZZ believes the information concerning executive compensation set forth in this Proxy Statement demonstrates that its executive compensation program was designed in an appropriate manner, consistent with sound corporate governance principles, to support AZZ’s strategy and business objectives. AZZ’s executive compensation program is closely monitored by its board of directors to ensure that the compensation program is within the range of market practices for companies of similar size and similar markets. AZZ believes its compensation program appropriately balances utilizing responsible, measured pay practices and providing appropriate incentives to the current named executive officers, and aligning their interests with those of AZZ’s shareholders with respect to the creation of long-term value for AZZ’s shareholders. Consequently, the board of directors strongly endorses AZZ’s executive compensation program and recommends that the shareholders vote in favor of such program by approving the following non-binding advisory resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s current named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”

The board of directors Unanimously Recommends a vote “FOR” the approval, on a non-binding advisory basis, of AZZ’s executive compensation.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing shareholders with an opportunity to indicate how frequently we should seek an advisory vote on AZZ’s executive compensation. By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years.

The board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for AZZ, and therefore our board of directors recommends that you vote for the advisory vote on executive compensation every year.

In formulating its recommendation, the board of directors considered that an annual advisory vote on executive compensation would provide timely feedback from shareholders regarding our compensation objectives, policies and practices as disclosed in the proxy statement every year and therefore provide the board of directors and AZZ an opportunity to respond on a timely basis, as deemed necessary.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and non-binding on our board of directors or AZZ in any way, our board of directors may decide that it is in the best interests of our shareholders and AZZ to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The board of directors Unanimously Recommends a vote “FOR” the selection of every “ONE YEAR” as the frequency with which shareholders are provided an advisory vote on executive compensation.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending February 29, 2016, subject to your ratification.

The board of directors is asking you to ratify the selection of BDO. Although our bylaws do not require this ratification, the board of directors believes that the selection of the independent registered public accounting firm is an important matter for shareholder consideration and that such a proposal provides shareholders with an important opportunity to provide direct feedback to the board of directors on an important issue of corporate governance. If our shareholders do not ratify the selection of BDO, we will consider that action as feedback to the audit committee and the board of directors to consider the selection of a different accounting firm. Even if you do ratify the selection of BDO, the audit committee may select a different independent registered public accounting firm, subject to ratification by the full board of directors, whenever it determines that such a change would be in the best interests of AZZ and its shareholders.

Representatives of BDO will be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement.

The board of directors Unanimously Recommends a vote "FOR" the ratification of BDO to serve as the Company's independent registered public accounting firm for fiscal 2016.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes very strongly that strong corporate governance is a prerequisite to continued business success. The board of directors has adopted formal, written Corporate Governance Guidelines designed to strengthen our corporate governance. In 2014, the board of directors amended those guidelines to meet requirements of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Among other things, the guidelines contain standards for determining whether a director is independent. The board of directors also adopted a Code of Ethics applicable to all of our directors, officers and employees, and charters for each board of directors committee. The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and Code of Ethics at least annually and recommending any proposed changes to the full board of directors for its approval. The Corporate Governance Guidelines, Code of Ethics and charters for the audit, compensation, and nominating and corporate governance committees are available on our website at www.azz.com, under the subheading “Investor Relations — Corporate Governance”.

You may also obtain a copy of these documents by mailing a request to:

AZZ incorporated
Investor Relations
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, TX 76107

Director Independence

It is our policy that the board of directors will at all times consist of a majority of independent directors. AZZ recognizes the importance of having an independent board of directors that is accountable to both AZZ and its shareholders. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE and the SEC. The board of directors will consider and apply all facts and circumstances relating to each director in determining independence. The board of directors has determined that all of the current members of the board of directors have no material relationship with the Company and are independent within the meaning of the Company’s Corporate Governance Guidelines and the NYSE listing standards, except for Thomas E. Ferguson and Dana L. Perry. Mr. Ferguson is employed as the Company’s president and chief executive officer. Mr. Perry retired from the Company as senior vice president, chief financial officer and secretary on May 31, 2014. A director is not independent under the applicable NYSE listing standards if he (i) is, or has been within the preceding three years, an employee or an executive officer of the Company and (ii) received more than $120,000 during any twelve month period within the last three years in direct compensation from the Company.

Directors’ Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

Our board of directors met five times during fiscal year 2015. Each director attended at least 75% of the total number of board meetings and meetings of the board committee or committees on which he served during fiscal year 2015. Although we have no formal policy on the matter, all directors are encouraged to attend, and typically have attended, our annual meeting of shareholders. All except one of our directors attended the 2014 Annual Meeting of Shareholders.

Board Committees
The board of directors has established three standing board committees, the nominating and corporate governance committee, the audit committee and the compensation committee. Each committee is governed by a charter that is reviewed annually and revised as deemed necessary. A copy of each charter is available on the Company’s website at www.azz.com under the heading “Investor Relations − Corporate Governance.” Messrs. Ferguson and Perry do not serve on any board committees. Current board committee membership is set forth below.

Director	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Daniel E. Berce
Martin C. Bowen
H. Kirk Downey
Daniel R. Feehan
Peter A. Hegedus
Kevern R. Joyce
Stephen E. Pirnat
Sam Rosen
Member
Chair

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election to the board of directors and the membership of the various board committees. The nominating and corporate governance committee is also responsible for recommendations to the board of directors regarding compensation of our directors and is responsible for establishing and overseeing the AZZ incorporated Corporate Governance Guidelines, the AZZ incorporated Code of Ethics described earlier in this Proxy Statement and the Director Nomination Process, which is set forth below. The nominating and corporate governance committee coordinates the annual self-evaluation by the directors of the board of directors’ performance and the chief executive officer’s performance and the annual performance evaluation by each committee of the board of directors. The nominating and corporate governance committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website. The nominating and corporate governance committee met on four occasions during the last fiscal year.

Audit Committee. The audit committee provides assistance to the board of directors in overseeing AZZ’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The audit committee also reviews our quarterly and year-end financial statements. The audit committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website. The board of directors has determined that each member of the audit committee is an audit committee financial expert, except for Mr. Pirnat, as defined by the SEC, and has accounting or related financial management expertise within the meaning of the NYSE listing standards. The audit committee held five meetings during the last fiscal year.

Compensation Committee. The compensation committee establishes, oversees and adjusts AZZ’s incentive-based compensation plans and sets compensation for our chief executive officer, and approves compensation for our other executive officers and other senior management. It also oversees the administration of other compensation and benefit plans and recommends to the board of directors changes in or the establishment of compensation and benefit plans for our employees. The compensation committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website. The compensation committee held five meetings during the last fiscal year.

The compensation committee has the authority to retain and terminate compensation advisors, including approval of the terms and fees of any such arrangement. The compensation committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. Meridian performs services solely on behalf of the compensation committee and does not perform any services for the Company. The compensation committee has assessed the independence of Meridian pursuant to standards promulgated by the SEC and the NYSE and concluded that no conflict of interest exists that would prevent Meridian from independently representing the compensation committee. For more information on the compensation advisor, see “Setting Executive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

Meetings of Independent Directors without Management Present

To empower our independent directors to serve as a more effective check on management, our independent directors meet at regularly scheduled executive sessions without members of AZZ’s management present. The independent directors met without management present four times during the last fiscal year. Executive sessions ordinarily are held in conjunction with quarterly scheduled board meetings. Mr. Joyce, as our independent chairman of the board of directors, presides over these meetings.

Board Leadership Structure

The board of directors has flexibility under its governance guidelines to select an appropriate leadership structure. At present, the board of directors believes that it is preferable for one of its independent, non-employee members to serve as chairman. The board of directors further believes this structure is appropriate given that the chief executive officer has the day-to-day responsibility to run the Company and the chairman of the board has the responsibility to coordinate the board of directors. The non-employee directors appoint the non-management chairman of the board of directors. This separation of the board chairman and chief executive officer roles is believed to help ensure and strengthen, the overall independent role of the non-employee directors. The duties of the board chairman are to:
•    Preside at board meetings;
•    Preside at executive sessions or other meetings of the non-employee directors;

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board of directors;
•    Consult with management as to the agenda items for board and committee meetings; and

•	Coordinate with committee chairs in the development and recommendations regarding board and committee meeting schedules.

The board of directors believes its leadership structure not only provides for strong independent leadership, but also is in the best interests of the Company’s shareholders given that it effectively positions the chief executive officer as the Company’s leader and permits him to focus his entire energies on the daily management of the overall business operations. The board of directors understands that its approach to leadership structure may evolve over time. Consequently, the board of directors annually re-examines its corporate governance policies and leadership structure to ensure that they continue to meet the Company’s needs and objectives.

Board’s Role in Risk Oversight

The Company’s board of directors has overall responsibility for the effective oversight of risk, whether financial, operational or strategic. This oversight function necessarily focuses on the most significant risks facing the Company and is deemed an important priority by the board of directors. The board of directors does not attempt to view in isolation the risks facing the Company, but tries to consider risk holistically and as a proper component of the Company’s strategy. The board of directors does not believe it is possible, nor even desirable, to eliminate all business risk. Rather, reasonable and calculated risk-taking is deemed appropriate and necessary for the Company to remain competitive in its industries.

While the board of directors generally oversees risk management, the responsibility for daily management of these risks resides with the Company’s management team. The Company has established numerous internal processes for identifying and managing risk including comprehensive internal and external audit processes. These processes have been designed to allow management to effectively identify and manage risks and to timely communicate the results of such activities to the board of directors. Management routinely communicates with the board of directors, its committees and individual directors, as appropriate, regarding various risks. All directors have direct and open access to the Company’s executive officers and various other members of the management team. As a result, throughout the year, the board of directors and its committees communicate with each other and with management. Periodically, the Company’s strategic and operational risk are presented and thoroughly discussed with the board of directors during the chief executive officer’s operational report. The Company’s financial risks are specifically addressed during the formal presentation of its financial results at each board meeting. The board of directors further considers risks when considering specific proposed actions. The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. The policy provides that the audit committee reviews transactions subject to the policy and determines whether or not to approve or ratify such transactions. In doing so, the audit committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction, including the risks that could result therefrom.

In addition to the presentation of information to the full board of directors, the board of directors has delegated responsibility for the oversight of certain risks to the proper board committees. These committees regularly meet and report to the full board of directors at each board meeting. In particular:

•
The audit committee oversees the integrity of the financial statements of the Company, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditors; and the Company’s compliance with legal and regulatory requirements. Complaints and concerns relating to AZZ’s accounting matters should be communicated to the audit committee. Any such communications may be made on an anonymous basis. Any concerns or complaints may be reported to the audit committee through a third-party vendor, NAVEX Global Inc., which has been retained by the audit committee for this purpose. The AZZ Alertline may be accessed toll-free at 1 (855) 268-6428 or via the website at https://azz.alertline.com. Outside parties, including customers, vendors, suppliers or shareholders may bring issues regarding accounting matters to the attention of the audit committee by writing to: Audit Committee c/o Tara D. Mackey, chief legal officer, AZZ incorporated, 3100 West 7th St., Suite 500, Fort Worth, TX 76107. All complaints and concerns will be reviewed under the direction of the audit committee and oversight provided by the chief legal officer and other appropriate persons as determined by the audit committee.

•
The compensation committee oversees the risks relating to the Company’s compensation philosophy and programs and generally evaluates any potential effect the Company’s compensation structure may have on management risk taking. The compensation committee also monitors risks relating to the overall management and organizational structure, as well as succession planning at the executive officer and key leadership levels.

•
The nominating and corporate governance committee provides oversight on the composition of the board of directors and it’s committees and provides leadership to the board in maintaining best corporate practices in the Company’s corporate governance principles and practices. Many of our corporate policies are summarized in the Code of Ethics, including our policies regarding conflict of interest, insider trading, related party transactions, confidentiality and compliance with laws and regulations applicable to the conduct of our business. All officers, directors, employees and representatives are required to understand, acknowledge to be bound by the Code of Ethics and are subject to disciplinary action, including termination, for violations. The Code of Ethics is published on our website at www.azz.com under the heading “Investor Relations/Corporate Governance/Code of Ethics.” Any amendments to the Code of Ethics or the grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on our website. Under our Code of Ethics, directors, officers and employees are expected to report any violation or waiver of any provision of the Code of Ethics to the Chief Legal Officer. Anyone may report matters of concern to the AZZ legal department through our anonymous, confidential toll-free AZZ Alertline at 1 (855) 268-6428, online at https://azz.alertline.com, or by writing to the Chief Legal Officer, AZZ incorporated, 3100 West 7th St., Suite 500, Fort Worth, TX.

As indicated above, the board of directors’ proper role is risk oversight as opposed to the day-to-day management of risks, which is the focus of the Company’s management team. The board of directors believes this division of responsibility provides an effective means for addressing the full spectrum of risks facing the Company. Furthermore, the board of directors believes that its leadership structure, with an independent, non-management chairman of the board of directors and of each committee, supports its risk oversight function.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, the Company considers the significant amount of time that directors contribute in fulfilling their duties to the Company and the skill level required for members of the board of directors.

Set forth below is a summary of the components of compensation payable to non-employee directors for board and committee service for fiscal year 2015. Messrs. Ferguson and Perry while serving as executive officers, did not receive any compensation solely for their service as a director. Upon his retirement from AZZ on May 31, 2014, Mr. Perry, who has served on the board of directors since 1992, became a non-employee director and began receiving compensation for his services as a director thereafter.

Cash Compensation. The table below shows cash compensation payable to the non-employee directors of the Company:

Service	Fee Amount
Annual Retainer for Board Service(1)	$40,000
Annual Retainer for Board Chairman Service	$60,000
Annual Audit Committee Chairman Retainer	$3,000
Annual Compensation Committee Chairman Retainer	$1,500
Annual Nominating and Corporate Governance Committee Chairman Retainer	$1,500
Quarterly Board Meeting Fee	$2,500
Audit Committee Meeting Fee	$1,500
Compensation Committee Meeting Fee	$1,000
Nominating and Corporate Governance Committee Meeting Fee	$1,000
______________________

(1)    Effective as of March 1, 2015, upon the recommendation of the nominating and corporate governance committee, the board of directors approved an increase in the annual board of director’s retainer from $27,500 to $40,000.

The annual retainers described above are paid quarterly at the end of each fiscal quarter of the Company. Board and committee meeting fees are also paid on a quarterly basis in arrears based on attendance. All members of the board of directors are reimbursed for reasonable costs and expenses incurred in attending board and committee meetings.

Equity-Based Compensation. In addition to the cash compensation described above, each non-employee director also received an award for 1,603 stock appreciate rights (“SARs”) granted under the 2005 Long Term Incentive Plan (the “2005 Plan”) and an annual award of 2,000 shares of common stock under the 2014 Long Term Incentive Plan (the “2014 Plan”) as compensation for services to the board of directors during fiscal year 2015. The SARs awards were granted on March 3, 2014, along with the annual equity grants awarded to the management team. The annual award of common stock was granted to non-employee directors after the 2014 annual meeting of shareholders, and upon the effective date of the registration statement for the 2014 Plan. Effective as of July 25, 2014, the board of directors also determined that the Company would cease granting SARs to the board of directors as part of the annual equity based compensation and, in lieu of SARs, would grant performance share units, as described below in the section of this Proxy Statement titled Compensation Discussion and Analysis – Anticipated Changes for Fiscal Year 2016.

Director Summary Compensation Table. The table below sets forth the compensation paid to our non-employee directors for service during fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/ SARs Awards ($)(2)	Total ($)

Daniel E. Berce	$58,000	$89,800	$27,251	$175,051

Martin C. Bowen	$44,000	$89,800	$27,251	$161,051

H. Kirk Downey	$48,000	$89,800	$27,251	$165,051

Daniel R. Feehan	$48,000	$89,800	$27,251	$165,051

Peter A. Hegedus	$45,000	$89,800	$27,251	$162,051

Kevern R. Joyce	$120,700	$89,800	$27,251	$237,751

Dana L. Perry(3)	$30,625	$0	$0	$30,625

Stephen E. Pirnat (5)	$23,333	$89,800	$0	$113,133

Sam Rosen	$44,000	$89,800	$27,251	$161,051

___________

(1)
The amounts in this column for the fiscal year ended February 28, 2015 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards granted to each of the non-employee directors under the 2014 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 28, 2015, included in the Annual Report.

(2)
The amounts in this column for the fiscal year ended February 28, 2015 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for SARs awards granted to each of the non-employee directors under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 28, 2015, included in the Annual Report.

(3)	The amount reported is pro-rated based upon Mr. Perry becoming a non-employee director as of June 1, 2014 upon his retirement from AZZ.
(4)
Mr. Pirnat became a director on July 8, 2014. He received 2,000 shares of common stock that was awarded to all directors on March 3, 2014 for his service on the board of directors for fiscal year 2015. Mr. Pirnat was not a director of AZZ on the date of the SAR awards.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

On September 24, 2014, upon the recommendation of the compensation committee, the board of directors approved the implementation of stock ownership guidelines for members of the board of directors. Under the guidelines, non-employee directors are required to accumulate within five years of election to the board of directors, shares of AZZ’s stock equal in value to at least five times the amount of their annual cash retainer. Existing board members are permitted three years to comply with the ownership guidelines. All non-employee directors are in compliance with the minimum requirement of the stock ownership guidelines, except for Mr. Pirnat who joined the board of directors in July 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At the fiscal year ended February 28, 2015, the members of the compensation committee consisted of Messrs. Berce (chairman), Downey, Hegedus and Joyce, none of whom is an employee of AZZ.

No member of the compensation committee (i) was an officer or employee of the Company or a subsidiary of the Company during fiscal year 2015, (ii) was formerly an officer or employee of the Company or a subsidiary of the Company or (iii) has any relationship relative to the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

During fiscal year 2015, none of the Company's executive officers served as (a) a member of a compensation committee of another company, one of whose executive officers served on the Company’s compensation committee, (b) a director of another company, one of whose executive officers served on the Company's compensation committee or (c) a member of a compensation committee of another company, one of whose executive officers served as one of the Company's directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the audit committee reviews any transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the audit committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

During fiscal year 2015, the Company did not enter into any transactions with any of its officers, directors or shareholders owning 5% or more of our common stock or any immediate family members of such persons in which the amount involved exceeded $120,000. In addition, the Company is not currently planning to enter into any such transaction or series of similar transactions.

PROCEDURES FOR COMMUNICATING WITH DIRECTORS

The board of directors has established a process by which shareholders can send communications to the board of directors. Interested parties would use the same method as shareholders to communicate directly with the chairman of the board of directors or with non-employee directors as a group. Shareholders and interested parties can send written communications to one or more members of our board of directors at the address noted below:

Mr. Kevern R. Joyce
Chairman of the Board
AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

Generally, we distribute communications to the board of directors or to any individual director, as appropriate, depending on the subject matter, facts and circumstances outlined in the communication. We will not distribute communications that are not related to the duties and responsibilities of the board of directors, including:

•    spam;

•    junk mail and mass mailings;

•    product or service inquiries or complaints;

•    new product or service suggestions;

•    resumés and other forms of job inquiries;

•    surveys; and

•    business solicitations or advertisements.

In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal, although any communication that is screened as described above will be made to any director upon request.

DIRECTOR NOMINATION PROCESS

Board Member Qualification Criteria

The nominating and corporate governance committee has adopted certain Board Member Qualification Criteria, which set forth the primary attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director, including:

•    management and leadership experience;
•    relevant industry knowledge and diversity of background and experience; and
•    personal and professional demonstration of ethics, integrity and professionalism.

The nominating and corporate governance committee also believes that the board of directors should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•    financial expertise;

•	general knowledge of the electrical and industrial products industry, galvanizing services or highly engineered welding services industry, globally, as well as domestically;
•    legal or accounting experience; and
•    chief executive officer, chief financial officer or other senior management experience.

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, though diversity is always considered, among many other factors, with a broad view toward the needs of the entire board of directors. When identifying and recommending director nominees, the nominating and corporate governance committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, specialized skills and other qualities or attributes that can contribute to the board’s effectiveness. The nominating and corporate governance committee believes that including diversity as one of the many factors considered in selecting director nominees is consistent with the nominating and corporate governance committee's goal of creating a board of directors that best serves the needs of the Company and the interests of its shareholders.

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other AZZ directors or executive officers may, from time to time, identify potential candidates for nomination to our board of directors. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The nominating and corporate governance committee may also retain a search firm from time to time to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, providing background information on potential nominees and interviewing and screening nominees if requested to do so by the nominating and corporate governance committee.

Shareholder Recommendations for Directors

The nominating and corporate governance committee will consider candidates recommended by shareholders for election to our board of directors. A shareholder who wishes to recommend a candidate for evaluation by the nominating and corporate governance committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the chairman of the nominating and corporate governance committee, in care of the corporate secretary, AZZ incorporated, One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107. In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on January 28, 2016. Proposals should be sent via registered, certified or express mail. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the nominating and corporate governance committee.

In order for a candidate proposed by a shareholder to be considered by the nominating and corporate governance committee for inclusion as a board nominee at the 2016 Annual Meeting of Shareholders, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as an AZZ director. Individuals recommended to the nominating and corporate governance committee by shareholders in accordance with the procedures described above will be evaluated by the nominating and corporate governance committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

Article III, Section 3.08 of our bylaws also permits a shareholder to propose a candidate at an Annual Meeting of Shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the bylaws. To comply with the advance notice provision of the bylaws, a shareholder who wishes to nominate a director at the 2016 Annual Meeting of Shareholders must provide AZZ written notice no earlier than March 16, 2016 and no later than April 15, 2016. You may also contact the Company’s corporate secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the 2015 Annual Meeting

AZZ received no recommendations for nominees for election to the board of directors at our 2015 Annual Meeting of Shareholders was recommended by shareholders or groups of shareholders owning more than 5% of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table indicates the ownership on April 15, 2015, of AZZ’s common stock (which is our only class of stock outstanding) by each director and each named executive officer in the Summary Compensation Table provided on page 42, and all directors and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of AZZ’s common stock or the individual has the right to acquire the shares of AZZ common stock within 60 days of April 15, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Daniel E. Berce	45,842(2)	*
Martin C. Bowen	41,624(3)	*
Dr. H. Kirk Downey	12,608(4)	*
Matt Emery	861(5)	*
Daniel R. Feehan	47,636(6)	*
Paul W. Fehlman	2,000(7)	*
Thomas E. Ferguson	7,500(8)	*
Peter A. Hegedus	26,118(9)	*
Kevern R. Joyce	54,777(10)	*
Tim E. Pendley	32,590(11)	*
Dana L. Perry	504,685(12)	2%
Stephen Pirnat	2,000	*
Sam Rosen	40,160(13)	*
Robert J. Steines	404(14)	*

All Current Directors and Executive Officers as a Group	819,319	3.2%
__________
*Indicates beneficial ownership of less than 1% of the outstanding shares of AZZ’s common stock.

(1)
Each person named in the table has sole investment and voting power with respect to all shares of common stock shown to be beneficially owned by such person. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentage of voting stock held is based upon 25,765,025 shares outstanding as of April 15, 2015.

(2)
Does not include 17,422 SARs that Mr. Berce has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the grant date price over the exercise price.

(3)
Does not include 17,422 SARs that Mr. Bowen has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(4)
Does not include 1,896 SARs that Dr. Downey has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(5)
Does not include 2,313 SARs that Mr. Emery has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(6)
Does not include 17,422 SARs that Mr. Feehan has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(7)
Does not include 2,696 SARs that Mr. Fehlman has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(8)
Does not include 18,824 SARs that Mr. Ferguson has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(9)
Does not include 1,896 SARs that Mr. Hegedus has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(10)
Does not include 1,896 SARs that Mr. Joyce has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(11)
Does not include 16,833 SARs that Mr. Pendley has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(12)
Does not include 109,071 SARs that Mr. Perry has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(13)
Does not include 12,248 SARs that Mr. Rosen has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

(14)
Does not include 1,389 SARs that Mr. Steines has the right to exercise within 60 days of April 15, 2015. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock in an amount equal to the excess value of the grant date price over the exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table indicates the ownership by each person who is known by us to own beneficially, as of April 15, 2015, five percent (5%) or more of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. . 40 East 52nd Street New York, NY 10022	2,224,621(1)	8.7%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	2,285,424(2)	8.90%

RBC Global Asset Management (U.S.) Inc. 50 South Sixth Street Suite 2350 Minneapolis, Minnesota 55402	1,387,928(3)	5.4%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,673,061(4)	6.5%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,595,778(5)	6.2%
_________

(1)	Information based solely on Schedule 13G/A filed by shareholder with the SEC on January 22, 2015.

(2)
Information based solely on Schedule 13G/A filed with the SEC on February 13, 2015. Edward C. Johnson 3d is a director and the chairman of FMR LLC and Abigail P. Johnson is a director, the vice chairman, the chief executive officer and the president of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares underwritten guidelines established by the Fidelity Funds' Boards of Trustees.

(3)	Information based solely on Schedule 13G filed by the shareholder with the SEC on February 4, 2015.

(4)
Information based solely on a Schedule 13G/A filed with the SEC on February 10, 2015, reporting beneficial ownership as of December 31, 2014 by The Vanguard Group, Inc., which has sole voting and dispositive power over 1,673,061 shares of our common stock.

(5)     Information based solely on Schedule 13G/A filed by shareholder with the SEC on February 13, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our common stock or other equity securities. Our officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, our officers, directors and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements, with the exception of a failure to timely file a Form 4 reporting the accelerated vesting of 11,881 restricted stock units upon Mr. Perry’s retirement on May 31, 2014. This information was properly disclosed by Mr. Perry in the Form 5 filed on March 20, 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction
Our goal for our executive compensation program is to attract, motivate and retain the high performance executives who provide consistent leadership and team effort to contribute to the Company’s success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. The compensation committee of the board of directors oversees the executive compensation program and determines the compensation for our named executive officers. We believe the compensation program for our named executive officers was instrumental in helping the Company achieve strong financial performance in fiscal year 2015, despite a challenging economic environment.
Named Executive Officers
The purpose of this Compensation Discussion and Analysis is to describe the compensation committee’s compensation philosophy and approach for the Company’s chief executive officer, chief financial officer, and three other most highly compensated executive officers for fiscal year 2015 (the “named executive officers” or “NEOs”). For fiscal year 2015, we experienced several executive officer transitions and therefore, we are providing information on more than five executive officers. The NEOs for fiscal year 2015 are as follows:

Current NEOs

•	Thomas E. Ferguson – President and Chief Executive Officer

•	Paul W. Fehlman – Senior Vice President and Chief Financial Officer

•	Tim E. Pendley – Senior Vice President, Chief Operating Officer – Galvanizing

•	Robert J. Steines – Vice President and Chief Accounting Officer

•	Matt Emery – Vice President and Chief Information Officer
Former NEOs

•	Dana L. Perry – Senior Vice President and Chief Financial Officer (through May 31, 2014)

•	Ashok Kolady – Senior Vice President and Chief Operating Officer – Energy (through June 25, 2014)

On February 24, 2014, Mr. Dana L. Perry announced his retirement from his positions as senior vice president of finance, chief financial officer and secretary of AZZ, in each case effective as of May 31, 2014. Effective as of that same date, the Company agreed to employ Mr. Paul W. Fehlman to serve as Mr. Perry’s successor as the Company’s senior vice president of finance and chief financial officer. Mr. Fehlman served in a transition capacity with respect to these offices until Mr. Perry’s retirement on May 31, 2014. Effective as of the date of Mr. Perry’s retirement, Mr. Fehlman has served as senior vice president of finance and chief financial officer of the Company.

On June 25, 2014, Mr. Ashok Kolady, who had previously served as senior vice president and chief operating officer of the Company’s energy segment, ceased to be employed by the Company.
Highlights of Financial Results for Fiscal Year 2015
We achieved strong financial results in fiscal year 2015 as a result of the successful performance of our Energy Products and Services Segment and our Galvanizing Services Segment, resulting in:

•	an increase in the Company’s consolidated total revenue by 8.6%, to $817 million, for the year ended February 28, 2015 compared to the year ended February 28, 2014;

•	the Company completing one acquisition in our Galvanizing Services Segment; and

•	the Company achieving diluted earnings per share equal to $2.52.
Highlights of Our Compensation Program
Highlights of our compensation programs and adjustments that were made during fiscal year 2015 include the following:

•
Our NEOs’ total compensation is comprised of a mix of base salary, annual short-term incentive compensation, long-term incentive awards and other benefits. As illustrated below, the total compensation for Mr. Ferguson, our chief executive officer, for fiscal years 2014 and 2015, as well as the previous chief executive officer’s compensation for fiscal years 2011 through 2013, which was significantly contingent upon the Company’s performance, has increased commensurate with steady increases in return to the Company’s shareholders in the form of year over year stock price appreciation.

Total compensation is calculated using the same methodology as the Summary Compensation Table. Additional detail regarding the compensation paid to our chief executive officer during fiscal year 2015 is provided in the Summary Compensation Table provided on page 42.

•
In fiscal year 2015, our NEOs received salary adjustments ranging from 0% to 3% for their performance on the execution of several business initiatives and, with respect to certain officers, on the successful identification and evaluation of potential business acquisition targets, expanding international business and reducing corporate expenses. Base salaries for Messrs. Ferguson, Fehlman and Steines were not increased for fiscal year 2015 as they had recently joined the Company and their base salaries were considered to be competitive compared to the market at their time of hire.

•
For fiscal year 2015, our current NEOs continued to receive almost half of their compensation in the form of equity compensation, a portion of which is at risk because it is tied to increasing shareholder value through stock value appreciation in the form of SARs and the other portion being tied to time vested restricted stock units. The grant value of equity awards made to our current NEOs in fiscal year 2015 was allocated 50% to SARs and 50% to restricted stock units. The charts below show the elements of compensation that comprised the target mix of total direct compensation for Mr. Ferguson and the average target mix of total compensation for the other NEOs. The charts illustrate that approximately 69% of Mr. Ferguson’s total direct compensation and 51% of the total direct compensation for the other NEOs was tied to the Company’s financial performance, which aligns their interests with those of the Company’s shareholders. The total target direct compensation illustrated in the chart below does not include perquisites, retirement and other benefits.

•
Messrs. Ferguson and Fehlman each have employment agreements with the Company. Our other current NEOs do not have employment agreements. They are employed at-will and expected to demonstrate exceptional personal performance and leadership in order to continue serving as a member of the executive team.

Compensation Program Overview
The compensation committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The compensation committee ensures that the total compensation paid to the Company’s management team is fair, reasonable, competitive and proportionately performance based. Generally, the types of compensation and benefits provided to the NEOs, are similar to those provided to other members of the management team.
Compensation Philosophy and Objectives
The compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and which aligns executives’ interests with those of our shareholders by rewarding performance specifically tied to the achievement of goals set by the Company, with the ultimate overall objective of increasing shareholder value. The compensation committee evaluates both performance and compensation to ensure that the Company maintains its ability to retain and attract superior talent in key positions and that compensation provided to such executives remains competitive relative to the compensation paid to similarly situated executives of publicly traded companies in the same industry. To that end, the compensation committee believes executive compensation packages provided by the

Company to its executives, including the NEOs, should include both cash and equity-based compensation that rewards performance as measured against established goals.
The table below highlights our current compensation practices for our NEOs, including practices that we believe drive performance and foster strong corporate governance principles, and practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

	What We Do		What We Don’t Do
✓	High percentage of executive compensation that is performance-based and not guaranteed	✗	We do not provide tax gross ups
✓	Performance measures that are highly correlated to shareholder value creation	✗	We do not recycle shares withheld for taxes
✓	Stock ownership guidelines for directors and executive officers	✗	We do not permit pledging of Company securities
✓	An independent compensation consultant	✗	We do not permit hedging of Company securities
✓	Clawback provision for cash incentives within one year of payment	✗	We do not reprice underwater stock options or stock appreciation rights
✓	Limited number of employment agreements and executive perquisites

Role of Executive Officers in Compensation Decisions
The compensation committee makes all compensation decisions including equity awards for the management team (which includes the NEOs).
The chief executive officer annually reviews the performance of each member of the management team (other than his own, which is subsequently reviewed by the compensation committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the compensation committee. The compensation committee can exercise its discretion in modifying any recommended adjustments or awards to executives made by the chief executive officer. The compensation committee, in executive session and without executive officers present, approves the chief executive officer's pay levels. The chief executive officer does not make recommendations to the compensation committee on his own pay levels.
Setting Executive Compensation
Based on our compensation philosophy and objectives, the compensation committee has structured the Company’s annual and long-term incentive based cash and non-cash executive compensation to motivate executives to achieve the short term and long term business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the compensation committee has the authority under its charter to engage an external compensation consulting firm to conduct a review of the Company’s total compensation program for the chief executive officer as well as for other members of the executive team.
The compensation committee has engaged Meridian to provide ongoing advisory services to the compensation committee, which services have included, but not been limited to, an executive compensation review for purposes of advising the compensation committee with respect to executive compensation for fiscal year 2015. In addition, Meridian provides the compensation committee with relevant market data and alternatives to consider when making compensation decisions for the chief executive officer and on the recommendations being made by the Company’s chief executive officer for executives other than the chief executive officer. The compensation committee did not and does not direct Meridian to perform its services in any particular manner or under any particular method. All of the decisions with respect to the Company's executive compensation, however, are made by the compensation committee.

The compensation committee has the sole authority to hire and terminate the compensation consultant, and the compensation committee evaluates the compensation consultant annually. In fiscal year 2015, Meridian did not perform any other services for the Company other than those described above for the compensation committee. In accordance with Rule 10C-1(b)(4) under the Exchange Act, the compensation committee has determined that Meridian is independent and that no conflict of interest exists that would be required to be disclosed in the Company’s Proxy Statement pursuant to Item 407 of Regulation S-K.
In making compensation decisions, the compensation committee compares each element of the total compensation program against a group of comparable publicly-traded companies. This peer group of companies, which is annually reviewed and updated by the compensation committee in consultation with Meridian, consists of companies against which the compensation committee believes the Company competes for talent and for shareholder investment. In fiscal year 2015, the compensation committee reviewed compensation for a group of 15 companies in electrical and lighting component manufacturing, metals fabrication, and galvanizing industries. These peer companies had a median revenue of $820 million for the most recently reported fiscal year end, which approximated AZZ’s projected revenue for fiscal year 2015 as disclosed to Meridian by the compensation committee. This group included:

•	Altra Industrial Motion Corp.

•	Ametek Inc.

•	Dynamic Materials Corp.

•	Encore Wire Corp.

•	L.B. Foster Company

•	Franklin Electric Co Inc.

•	Global Power Equipment Group Inc.

•	Haynes International Inc.

•	Hubbell Incorporated

•	Littelfuse Inc.

•	LSI Industries Inc.

•	Powell Industries Inc.

•	Preformed Line Products Co.

•	Regal Beloit Corporation

•	Valmont Industries Inc.

For fiscal year 2015, Altra Industrial Motion Corp. and Encore Wire Corp. were added to the group to establish a median revenue for the peer group that is closer to the Company’s revenue for fiscal year 2015.

Though the compensation committee considers this market data on the compensation practices of these companies in determining the overall compensation of the Company’s NEOs (including in determining base salary ranges, as described below), it does not set compensation components to meet specific market percentiles. Based on this market data analysis, the compensation committee concluded that the compensation levels for the Company’s NEOs fell within the range of the observed market compensation levels.

In addition to market data, compensation is determined based upon internal pay equity (including the executive’s accountability and impact on Company operations), the individual’s experience level and performance. In considering internal pay equity, the compensation committee has no formula or established ratios for setting one executive’s total compensation versus the compensation of another executive officer. Rather, the compensation committee subjectively evaluates the relative importance of each NEO’s role to the Company as a whole, which results in certain executives receiving more total compensation than others (e.g., the Company’s chief executive officer is paid more than its chief financial officer). The compensation committee may also consider how the Company has performed relative to the peer group of companies listed above.

The compensation committee strives to develop total compensation packages for our executives comprised of a balanced combination of base salary, annual incentive awards, and long term compensation. The overall compensation of our executive officers, including the employment agreements with our chief executive officer and chief financial officer, utilizes a combination of these forms of compensation. However, the compensation committee does not establish a targeted mix or formula in allocating total compensation across these pay components. In setting executives’ compensation, the compensation committee also reviews the total compensation that each respective officer potentially could receive over the next several years under scenarios contemplating the executive’s continued employment or retirement during the period.
While the compensation committee considers a variety of factors in making compensation decisions for the Company’s NEOs, the compensation committee does not use any particular weighting or formula to determine executive compensation. Rather, the compensation committee subjectively evaluates all of the factors noted in the discussion above in determining executive compensation.

2014 Say-On-Pay Vote

At the Company’s 2014 Annual Meeting, over 97% of the shareholders casting a ballot voted to approve the Company’s executive compensation program. After considering these non-binding, advisory vote results, the compensation committee believes the results reflect the shareholders’ concurrence that the Company’s executive compensation program is designed in an appropriate manner, consistent with sound corporate governance principles, and supports the Company’s strategic and business objectives. Additionally, the compensation committee believes these results demonstrate shareholders’ concurrence that the executive compensation program maintains an appropriate balance between utilizing responsible, measured pay practices and effectively ensuring the interests of the NEOs are incentivized by, and aligned with, the creation of long-term value for the Company’s shareholders. Consequently, the compensation committee intends to continue following the executive compensation philosophy, policies and practices it has historically utilized, and update certain compensation elements from time to time as market compensation trends evolve to best practices.

Fiscal year 2015 Executive Compensation Components

For the fiscal year ended February 28, 2015, the principal components of compensation for NEOs were:

•	base salary, to compensate the executive officers for day-to-day services rendered to the Company;

•	performance-based, short-term incentive compensation, paid in cash to provide an incentive to achieve specific annual operating results;

•	long-term incentive compensation, tying a portion of the executive officers compensation to equity ownership of the Company and the Company’s long-term financial performance; and

•
perquisites and other personal benefits, which may include 401(k) matching contributions, profit sharing contributions, and health, life, and long term disability insurance benefits, which are also generally available to all employees.

Base Salary

The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be between 75% and 125% of the midpoint of the base salary established for each range.
During its review of base salaries for executives, the compensation committee primarily considers:

•	market data and advisory services periodically provided by Meridian, the compensation committee’s external consultant;

•	internal data regarding the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.
Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or upon other changes in job responsibility.

In determining salary increases, and also in determining short-term incentive awards under the Senior Management Bonus Plan and long-term incentive compensation awards, for the NEOs for fiscal year 2015, the compensation committee utilized qualitative factors to evaluate their performances and recognize their contributions and leadership during fiscal 2014. In particular, the compensation committee considered each officer’s contributions to achieving (i) the identification, review, analysis and evaluation of companies acquired by the Company during the year, (ii) the implementation of integration plans for acquired businesses, (iii) the Company’s overall financial performance in light of challenging economic conditions, (iv) the Company’s ability to manage costs, (v) the performance of the Company’s stock price, as compared to its competitors and (vi) the Company’s business development results, as measured by new and increased business from both domestic and international customers during the year. The compensation committee also considered issues of relative amounts paid and awarded as a matter of internal equity.

The amount of each officer’s salary and incentive awards was based on the compensation committee’s subjective evaluation of each officer’s performance, the relative responsibilities of the officers and the compensation committee’s sense of fair and equitable relative distributions of salaries and awards. The compensation committee also took into account the compensation plans embodied in the Company’s then-existing employment agreements with each of Messrs. Ferguson and Fehlman, salaries and awards paid in prior years and market compensation data from the industry peer group described above. In making its evaluation and the resulting salary and award decisions for fiscal year 2015, the compensation committee took into account and acknowledged:

•
Mr. Ferguson’s efforts in leading the Company to focus on operational excellence, enhancing the sales force, driving accountability, and in building a high performance team of executives to carry out the Company’s growth strategy;

•	Mr. Fehlman's efforts in rebuilding the Company's financial team, increasing capabilities in treasury and tax, and transitioning relationships with investors and financial institutions;

•
Mr. Pendley’s leadership and management of the galvanizing business during challenging market conditions and developing a high growth organic strategy based on customer service, operations excellence and technology based innovation;

•	Mr. Steines's efforts in transitioning into the chief accounting officer role and insuring accounting processes are controlled while supporting the needs of the business during this transition;

•
Mr. Emery’s role in rolling out new IT tools and applications to support a growing business in an efficient and effective manner, implementing the Oracle R12 upgrade program, and building up the IT team to support the recently acquired businesses; and

•	The relative value to AZZ of the contributions made by each officer.

Additionally, the compensation committee considered the compensation of the Company’s NEOs relative to similarly situated officers of companies against which the compensation committee believes the Company competes for talent and for shareholder investment, as discussed above.

In fiscal year 2015, our NEOs received salary adjustments for their performance on several ongoing business activities and, with respect to certain officers, on the successful identification and evaluation of potential business acquisition targets, expanding international business, and reducing corporate expenses. Base salaries for Messrs. Ferguson, Fehlman and Steines were not increased for fiscal year 2015 as they had recently joined the Company and their base salaries were considered to be competitive compared to the market at their time of hire. The following table details adjustments to the NEOs’ annual base salaries for fiscal year 2015.

Name	FY2014 Base Salary	FY2015 Base Salary	Change
Thomas E. Ferguson	$650,000	$650,000	0%
Dana L. Perry	$340,000	$350,200	3%
Paul W. Fehlman	—	$325,000	0%
Ashok Kolady	$305,000	$314,150	3%
Tim E. Pendley	$330,000	$339,900	3%
Robert J. Steines	$220,000	$220,000	0%
Matt Emery	$220,000	$226,600	3%

Performance-Based Incentive Compensation

The Senior Management Bonus Plan is an annual cash incentive program. The Senior Management Bonus Plan provides the compensation committee the flexibility to promote high performance and achievement of corporate goals by NEOs, encourage the growth of shareholder value and allow key employees to share in the annual growth and profitability of the Company. The Senior Management Bonus Plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the compensation committee oversight and modification.

At the beginning of each fiscal year, the compensation committee considers whether a Senior Management Bonus Plan should be established for the succeeding fiscal year and, if so, shortly thereafter, approves the group of employees eligible to participate in the Senior Management Bonus Plan for that fiscal year. The Senior Management Bonus Plan includes various incentive levels based on the participant’s responsibility and impact on Company operations, with target award opportunities that are established as a percentage of base salary. For fiscal year 2015, the compensation committee approved target award opportunities that ranged from 45% to 80% of base salary for the Company’s NEOs. Each NEO may earn up to 200% of his target award opportunity by achieving a performance level of at least 125% of his annual performance targets. Therefore, the maximum award payments under the Senior Management Bonus Plan may not exceed 160% of base salary for Mr. Ferguson, 110% of base salary for Messrs. Fehlman and Pendley, and 90% of base salary for Messrs. Steines and Emery. Payments made under the Senior Management Bonus Plan are forfeitable, and must be repaid to the Company by the applicable NEO, in the event the Company discovers certain misconduct by such NEO within one year following such payment.

Award payments are calculated (as a percentage of the target award opportunity) with respect to each applicable performance metric, as described below, as set forth in the following based on the percentage of performance target achieved in accordance with the following schedule:

% of Performance Target Achieved	% of Target Bonus Opportunity Earned
<51	0%
100	100%
125	200%

For every percentage point increase in the percentage of performance target achieved, the percentage of target bonus opportunity earned increased by two percentage points between the minimum payment thresholds and the target bonus opportunity. For every percentage point increase in the percentage of performance target achieved above the target bonus opportunity and the maximum target payout opportunity, the percentage of target bonus opportunity earned increased by four percentage points.

As described below, the compensation committee determines the percentage of the performance target that has been achieved for each performance objective assigned to a NEO and the corresponding percentage of the target bonus opportunity earned. For example, if the compensation committee sets a target cash award of $10,000 based upon achievement of a target level of diluted earnings per share of $1.00 and if the Company’s actual earnings per share is $1.10, the compensation committee would determine that the recipient of the award had achieved 110% of his target level and would be entitled to a cash award of 140% of his target cash award amount resulting in a cash award of $14,000.

The compensation committee assigned each current NEO one or more quantitative performance goals that relate to AZZ’s strategic operating plan for fiscal year 2015. In setting the performance goals for these other performance objectives, the compensation committee considered the strategic plan of the Company, the performance of the Company during the prior fiscal year, the anticipated economic conditions for the fiscal year, and any specific circumstances facing the Company or its markets during the coming fiscal year. Levels for revenue, operating income, and return on assets objectives are set in alignment with the Company’s strategic plan (which includes projections relating to competition, innovation, supply chain and workforce development, anticipated new legislation), and expectations set by the board of directors regarding earnings and Company performance, international and domestic market indicators.

The chart below shows the performance measures, the weight of each performance measure and target performance goals assigned to each current NEO, actual performance achieved for FY 2015 and the percentage of target performance achieved for FY 2015:

Named Executive Officer	Weight	Performance Measure	FY 2015 Target Performance Goal	FY 2015 Achieved Performance	% of Target Performance Achieved
Mr. Ferguson	70%	Diluted earnings per share (“EPS”)	$2.65	$2.63(1)	98%
	30%	FY2015 Cash Flow	$60,590,000	$89,021,184	200%

Mr. Fehlman	70%	EPS	$2.65	$2.63(1)	98%
	30%	FY2015 Cash Flow	$60,590,000	$89,021,184	200%

Mr. Pendley	50%	EPS	$2.65	$2.63(1)	98%
		Galvanizing Services Segment:
	25%	• Cash Flow	$97,840,775	$98,085,960	100%
	25%	• Operating Income(2)	$96,073,000	$90,761,737	88%

Mr. Steines	70%	EPS	$2.65	$2.63(1)	98%
	30%	FY2015 Cash Flow	$60,590,000	$89,021,184	200%

Mr. Emery	70%	EPS	$2.65	$2.63(1)	98%
	30%	FY2015 Cash Flow	$60,590,000	$89,021,184	200%

Mr. Perry(3)	70%	EPS	$2.65	$2.63(1)	98%
	30%	FY2015 Cash Flow	$60,590,000	$89,021,184	200%

Mr. Kolady(4)	50%	EPS	$0.99	$0.73	74%
		Energy Segment
	25%	• Cash Flow	$19,521,000	$15,462,000	79%
	25%	• Operating Income(1)	$24,541,000	$15,168,000	62%

(1)	Includes an adjustment of $0.11 per share, or $2.9 million after tax, of non-reoccurring restructuring charges that occurred in the second quarter of fiscal year 2015.
(2)
Segment operating income consists of net sales less cost of sales, specifically identifiable selling, general and administrative expenses and other income and expense items that are specifically identifiable to a segment.

(3)	Bonus calculated on a pro-rated basis for March 1, 2014 through May 31, 2014, the date Mr. Perry retired from the Company.
(4)
Mr. Kolady’s fiscal year 2015 performance goals and his respective bonus is calculated on a pro-rated basis from March 1, 2014 through June 25, 2014, the date Mr. Kolady ceased to be employed by the Company.

Upon completion of the fiscal year, the compensation committee assesses the actual achieved performance of the Company against each performance objective to determine the percentage of target performance achieved. Actual performance achieved was based upon our audited financial statements. Based on the percentage of target performance achieved, the compensation committee determined the percentage of target award opportunity earned by each NEO. The amounts paid to each NEO are disclosed in the Summary Compensation Table on page 42 in the column titled “Non-Equity Incentive Plan Compensation.”

The compensation committee has determined that, based upon the actual fiscal year 2015 results, all of the current NEOs met or exceeded their performance objectives regarding fiscal year 2015 goals. Awards made to current NEOs under the Senior Management Bonus Plan for performance in fiscal year 2015 are reported in column (g) of the Summary Compensation Table of this Proxy Statement on page 42. Each of the former NEOs received a pro-rated portion of the cash incentive payment under the Senior Management Bonus Plan attributable to the satisfaction of their performance objectives, based in each case on the portion of fiscal year 2015 during which such individual served as an officer of AZZ.

Long-Term Incentive Compensation

On July 8, 2014, the Company’s shareholders approved the adoption of the 2014 Plan, which allows the Company to grant stock options, SARs, restricted shares, restricted stock units, performance awards (including performance units) and other stock-based awards.

The purpose of our long-term incentive compensation program is to:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership in the Company by executives;

•	maintain competitive levels of total compensation; and

•
facilitate compliance with the policy of the board of directors, as described above under the heading “Stock Ownership Guidelines,” encouraging AZZ’s executive officers to hold shares of AZZ’s common stock.

During fiscal year 2015, the compensation packages of our executive officers include long-term compensation in the form of SARs and restricted stock units, which, during fiscal year 2015, were granted under the 2005 Plan. Each of the SARs has a grant price equal to the closing price of one share of AZZ common stock on the NYSE on the day of grant (the “grant price”). The SARs granted may be exercised for the period of time from their respective vesting dates until the seventh anniversary of the grant date. On each of the first three anniversaries of the grant date, one-third (1/3) of the SARs granted shall vest. The exercise price is equal to the closing price of one share of AZZ common stock on the NYSE on the day of exercise (the “exercise price”). SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the grant date price over the exercise price. The restricted stock units cliff vest on the third anniversary of the grant date and are settled in shares of AZZ common stock. On March 3, 2014, the compensation committee awarded an aggregate of 102,266 SARs to certain directors, officers and employees of the Company under the 2005 Plan and awarded 43,075 restricted stock units to certain officers and employees of the Company under the 2005 Plan.

SARs and restricted stock units award levels are determined based on market data, vary among participants based on their positions within the Company, and were granted at the beginning of the fiscal year. To determine the size of SARs and restricted stock units awards, the compensation committee first establishes a target value to be delivered to the NEOs through long-term equity awards. In setting target value, the compensation committee considered various factors, including the following:

•	the practice of granting ongoing equity awards only once every year;

•	the emphasis placed on equity in the mix of total compensation;

•	the officer’s experience and performance;

•	the scope, responsibility and business impact of the officer’s position;

•	the perceived retention value of the total compensation package in light of the competitive labor market;

•	alignment with AZZ's compensation philosophy and objectives;

•	cost and dilution impact;

•	grant practices of our peer group; and

•	input and advice from our compensation consultant.

No particular weighting was assigned to the factors described above in the determination of the compensation mix for fiscal year 2015.

Once the target value has been established, the compensation committee determines the value of an SAR award based on the Black-Scholes option pricing model and determines the value of a restricted stock units award based on the closing share price of the Company’s common stock on the date of grant. For fiscal year 2015, the compensation committee granted a mix of 50% SARs and 50% restricted stock units to our NEOs based on the established target value for total long-term incentive equity grants.

In determining the amount of SARs and restricted stock units to be granted to Mr. Ferguson, the compensation committee considered his experience serving as an executive officer of a public company, his extensive strategic management experience both domestically and internationally in the industries in which the Company operates, and his track record for helping businesses achieve growth, both organically and through acquisitions in the global marketplace. The number and value of SARs and restricted stock units granted to each of the NEOs in fiscal year 2015 can be found in the table provided below under the caption “Grants of Plan Based Awards” of this Proxy Statement.

The compensation committee, acting in consultation with the Company’s senior management and the full board of directors, has determined that, beginning in fiscal 2016, the Company will grant performance shares in lieu of granting SARs for purposes of the long-term incentive compensation component of the Company’s total executive compensation. Performance shares allow the compensation committee to grant awards with values attributable to financial metrics other than stock price, which, though important to the compensation committee as a measure of Company performance, is already the sole factor in determining the value of the restricted stock units granted by the Company. Granting performance shares rather than SARs accordingly will allow the Company to provide its senior management with performance based compensation tied to additional financial measures critical to the Company’s long-term financial success.

Benefits and Perquisites

The Company provides benefits to its salaried employees including health care coverage, life and long term disability insurance benefits, 401(k) matching contributions, profit sharing contributions and reimbursement for educational expenses. In addition to the aforementioned benefits provided to all employees generally, the Company provides the NEOs with nominal perquisites that the Company and the compensation committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior talent for key leadership positions. These perquisites include reimbursement of costs associated with relocation, club membership dues, executive physical exams and life insurance policies. The compensation committee annually reviews the levels of benefits and perquisites provided to the Company’s NEOs.

Severance Benefits

The Company has entered into employment agreements with two of our current NEOs, Messrs. Ferguson and Fehlman. Additionally, the Company has entered into Change of Control Severance Agreements with certain key employees, including the current NEOs. The employment agreements with Messrs. Ferguson and Fehlman, and the Change of Control Severance Agreements with the current NEOs are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements for the current NEOs is provided under the heading “Potential Payment Upon Termination or Change of Control” of this Proxy Statement. The employment agreement and Change of Control Severance Agreement by and between Mr. Perry and the Company each terminated effective upon his retirement in May of 2014, and the Change of Control Severance Agreement by and between Mr. Kolady and the Company terminated effective upon the termination of Mr. Kolady’s employment on June 25, 2014. We do not have any arrangement providing for tax gross up payments of any compensation elements with any of our executive officers, including for severance and change in control benefits.
Retirement and Other Benefits
We do not maintain a defined-benefit retirement program. Instead, all Company employees, including NEOs, are eligible to participate in the AZZ incorporated Employee Benefit Plan and Trust (the “Benefit Plan”).
The Benefit Plan is a tax-qualified savings plan pursuant to which all Company employees, including the current NEOs, can contribute a portion of their annual salary on a pre-tax basis up to certain limits prescribed by the Internal Revenue Service. The Company will match 100% of the first 1%, and 50% of contributions between 2% and 6%, of eligible pay that the employee contributes. Company matching contributions are fully vested after two years of service. Employees may select from among several mutual funds when investing their 401(k) account funds.
In addition to the 401(k) matching contributions under the Benefit Plan, through fiscal year 2015 the Company maintained a program under which the Company had the option of making a profit sharing contribution that all Company employees, including the current NEOs, who have satisfied a one year eligibility waiting period were eligible to receive. In the event an employee was eligible, each Company employee received a portion of the contribution as determined by the following formula:

Participant Eligible Compensation(1)	X	Profit Sharing Contribution
Eligible Compensation All Participants
(1) The participants’ eligible compensation is limited to a maximum of $255,000 under IRS regulations.
This amount described above was allocated to each participant’s 401(k) account under the Benefit Plan and is invested in one or more mutual funds as determined by the participant. Effective as of March 1, 2015, the compensation committee approved the termination of the profit sharing plan following the fiscal year 2015 contributions. Going forward, the annual profit sharing award amounts will be migrated into the Company’s annual cash bonus incentive plan so that all Company employees will now participate in the annual cash bonus incentive plan.

Company profit sharing contributions vest on a pro-rated basis over the first five years of an employee's service with the Company, and are fully vested for employees with five or more years of service.
Employee Stock Purchase Plan.
AZZ has adopted the AZZ incorporated Employee Stock Purchase Plan, which allows employees of the Company, including current NEOs, to periodically purchase shares of the Company’s common stock at a discount using funds deducted in advance from the participating employees’ payroll.
Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, the compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to the principal executive officer or any of the four most highly compensated executive officers (other than the principal executive officer) unless the compensation is based on attainment of pre-established objective performance goals and certain other requirements are met. The Company believes that compensation paid under the short-term and long-term management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
In addition, Section 4999 and Section 280G of the Internal Revenue Code provide that executives could be subject to additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control of the Company and that the Company could lose an income tax deduction for such payments. We have not provided any executive with tax gross ups or other reimbursement for tax amounts that the executive might be required to pay under Section 4999.

Compensation-Related Risk Management

The compensation committee, and the board of directors, believes the Company’s compensation policies and practices for its NEOs, and those relating to all employees generally across the Company, are not reasonably likely to create inappropriate management risk-taking that could potentially have a material adverse effect on the Company. The compensation committee believes that, as discussed at length above, the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to provide incentives to achieve both short-term and long-term business objectives that benefit the Company. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the compensation committee believes that the Company’s compensation policies and practices actually serve to ensure a long-term value creation focus by management.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS

In 2009, the board of directors adopted stock ownership guidelines encouraging AZZ’s executive officers to hold shares of AZZ’s common stock. These guidelines include thresholds based on both market value of the shares as a multiple of base salary and on the number of shares held. These thresholds vary by office held: AZZ’s president and chief executive officer is encouraged to hold shares with a value equal to or greater than the amount equal to 400% of his base salary, up to a maximum of 100,000 shares; AZZ’s chief financial officer and chief operating officer are each encouraged to hold shares with a value equal to or greater than the amount equal to 300% of each officer’s base salary, up to a maximum of 30,000 shares; and AZZ’s vice presidents are each encouraged to hold shares with a value equal to or greater than the amount equal to 100% of the officer’s base salary, up to a maximum of 7,500 shares. All shares held by an executive officer are considered in the determination of compliance with this policy, including shares held under the Benefit Plan or AZZ’s Employee Stock Purchase Plan and shares represented by vested restricted stock units.

Individuals who have become executive officers of AZZ since 2009, or who subsequently become executive officers, are encouraged to comply with the policy by the later of the date three years from the date the individual first becomes an executive officer as a result of promotion or the date five years from the date the individual was hired by AZZ. In the event an individual becomes subject to a new threshold due to a promotion (e.g., if a current vice president is subsequently promoted to chief operating officer), the individual is encouraged to comply with the new threshold by the later of the date three years from the date of such promotion or the date five years from the date the individual was hired by AZZ. Mr. Pendley has acquired the applicable target level of stock while the remaining current NEOs continue to work toward acquiring the their target levels within five years from the date they were hired by AZZ in compliance with the guidelines.
Anti-Hedging and Anti-Pledging Policies

The Company’s Insider Trading Policy prohibits directors and executive officers from engaging in speculative or hedging and pledging transactions or short sales and trading in “puts” and “calls” involving AZZ common stock.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the compensation committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report.
THE COMPENSATION COMMITTEE
Daniel E. Berce, Chairman
Dr. H. Kirk Downey
Peter A. Hegedus
Kevern R. Joyce

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the NEOs for the fiscal year ended February 28, 2015 and the two prior fiscal years. The Company is currently party to employment agreements with two of the current NEOs, Messrs. Ferguson and Fehlman. When setting total compensation for each of the NEOs, the compensation committee reviews the executive’s current compensation, including equity and non-equity based compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards/ RSUs ($) (e)(1)	Option /SARs Awards ($) (f) (2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i) (4)	Total ($) (j)
Thomas E. Ferguson	2015	$650,000	—	$450,002	$450,007	$668,720	—	$60,378	$2,279,107
President & Chief	2014	$214,205	—	$678,900	$518,486	$215,000	—	$18,546	$1,645,137
Executive Officer	2013	$—	—	$—	$—	$—	—	$—	$—

Dana L. Perry(5)	2015	$87,550	—	$137,505	$137,513	$61,924	—	$44,387	$468,879
Senior Vice President	2014	$340,000	—	$150,641	$92,715	$180,081	—	$40,116	$803,553
& Chief Financial Officer	2013	$305,000	—	$137,437	$111,891	$274,500	—	$40,717	$869,545

Paul W. Fehlman(6)	2015	$325,000	—	$137,505	$137,513	$229,873	—	$9,847	$839,738
Senior Vice President	2014	$6,771	—	$—	$—	$—	—	$41	$6,812
& Chief Financial Officer	2013	$—	—	$—	$—	$—	—	$—	$—

Ashok Kolady(7)	2015	$105,906	—	$105,038	$105,009	$25,629	—	$253,041	$594,623
Senior Vice President,	2014	$305,000	—	$115,033	$70,802	$190,312	—	$38,576	$719,723
Chief Operating Officer -Energy	2013	$237,500	—	$68,479	$83,965	$149,393	—	$38,261	$577,598

Tim E. Pendley	2015	$339,900	—	$105,038	$105,009	$179,467	—	$28,752	$758,166
Senior Vice President,	2014	$330,000	—	$115,033	$70,802	$143,567	—	$39,795	$699,197
Chief Operating Officer - Galvanizing	2013	$289,375	—	$102,423	$83,378	$204,789	—	$39,706	$719,671

Robert J. Steines	2015	$220,000	—	$45,034	$45,016	$127,314	—	$67,047	$504,411
Vice President &	2014	$64,167	—	$15,554	$10,147	$26,829	—	$834	$117,521
Chief Accounting Officer	2013	$—	—	$—	$—	$—	—	$—	$—

Matt Emery	2015	$226,600	—	$45,034	$45,016	$131,133	—	$13,595	$461,378
Vice President &	2014	$220,000	—	$49,306	$30,343	$95,337	—	$80,003	$474,989
Chief Information Officer	2013	$30,833	—	$—	$—	$23,742	—	$—	$54,575
__________

(1)
The amounts in this column for the fiscal year ended February 28, 2015 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock unit awards granted to the NEOs under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 28, 2015, included in the Company’s Annual Report.

(2)
The amounts in this column reflect the aggregate grant date fair value calculated in accordance with FSAB ASC Topic 718 for SARs awards granted to the NEOs under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 28, 2015, included in the Company’s Annual Report.

(3)
The amounts in this column reflect the cash awards granted under the Company’s Senior Management Bonus Plan except in the case of Mr. Ferguson, for which the amount in this column reflects the cash bonus award paid pursuant to Mr. Ferguson’s employment agreement.

(4)
All other compensation in column (i) consists of the perquisites as described in the table below entitled “Perquisites” on a per executive basis for fiscal year 2015, except in the case of Mr. Kolady, for which the amount in this column also reflects a severance payment in the amount of $217,489 pursuant to his termination from the Company on June 25, 2014.

(5)	Mr. Perry served as senior vice president and chief financial officer until his retirement, effective as of May 31, 2014.
(6)
Mr. Fehlman was first employed by the Company on February 24, 2014 in a transition capacity prior to Mr. Perry’s retirement on May 31, 2014. Effective immediately upon Mr. Perry’s retirement, Mr. Fehlman became the senior vice president and chief financial officer of the Company.

(7)	Mr. Kolady served as the Company’s senior vice president, chief operating officer - energy until June 25, 2014.

The following table shows the components comprising column (i) under the heading “All Other Compensation” in the Summary Compensation Table above:

	Perquisites
Name	Contribution to 401(k) Plan(1)	Contribution to Profit Sharing Plan(1)	Insurance Benefits(2)	Club Dues	Physical Exams	All Other Perquisites	Total
Thomas E. Ferguson	$10,996	—	$4,662(3)	$720	—	$44,000(4)	$60,378
Dana L. Perry	$7,117	$15,391	$856	$819	—	$20,204(5)	$44,387
Paul W. Fehlman	$5,687	—	$3,121(6)	$1,039	—	—	$9,847
Ashok Kolady	$7,321	$15,391	$757	—	—	$229,572(7)	$253,041
Tim E. Pendley	$9,158	$15,391	$3,123	—	$1,080	—	$28,752
Robert J. Steines	$6,393	—	$2,982	—	$2,428	$55,244(8)	$67,047
Matt Emery	$9,139	$2,213	$2,243	—	—	—	$13,595

(1)
Matching 401(k) contributions and profit sharing allocated by the Company during fiscal year 2015 to each of the NEOs pursuant to the AZZ incorporated Benefit Plan (which is more fully described on page 39 under the heading “Retirement and Other Benefits”).

(2)	The value attributable to group health and life insurance benefits provided to the NEOs.
(3)	This aggregate amount includes premiums paid by the Company in the amount of $1,175 allocable to a term life insurance policy pursuant to Mr. Ferguson’s employment agreement.
(4)	This amount represents an allowance for Mr Ferguson for the cost of renting an apartment while he was searching for a permanent residence in Fort Worth, Texas pursuant to his employment agreement.
(5)	This amount represents accrued vacation paid to Mr. Perry upon his retirement on May 31, 2014.
(6)	This aggregate amount includes premiums paid by the Company in the amount of $764 allocable to a term life insurance policy pursuant to Mr. Fehlman’s employment agreement.
(7)	This aggregate amount includes a severance payment and accrued vacation paid upon Mr. Kolady’s termination of employment from the Company on June 25, 2014.
(8)	This amount represents the aggregate value of relocation services provided to Mr. Steines in connection with relocating his household to Fort Worth, Texas.

GRANTS OF PLAN BASED AWARDS

The following table provides information about cash incentive awards and equity awards made during fiscal year 2015 to each of the NEOs under the Company’s Senior Management Bonus Plan and the 2005 Plan, respectively.

								All Other Stock/RSU Awards:	All Other Option/SARs Awards:		Grant Date Fair Value
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock	Number of Securities Underlying Options/	Exercise or Base Price of Option/ SARs	of Stock/RSU and Option/ SARs
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (2)	SARs (#) (3)	Awards ($/sh)	Awards ($) (4)

Thomas E. Ferguson	3/1/14	10,400	520,000	1,040,000	—	—	—	—	—	—	—
	3/1/14	—	—	—	—	—	—	10,492	—	—	450,002
	3/1/14	—	—	—	—	—	—	—	26,471	43.92	450,007

Dana L. Perry	3/1/14	963	192,610	385,220	—	—	—	—	—	—	—
	3/1/14	—	—	—	—	—	—	3,206	—	—	137,505
	3/1/14	—	—	—	—	—	—	—	8,089	43.92	137,513

Paul W. Fehlman	3/1/14	3,575	178,750	357,500	—	—	—	—	—	—	—
	3/1/14	—	—	—	—	—	—	3,206	—	—	137,505
	3/1/14	—	—	—	—	—	—	—	8,089	43.92	137,513

Ashok Kolady	3/1/14	—	—	—	—	—	—	—	—	—	—
	3/1/14	—	—	—	—	—	—	2,449	—	—	105,038
	3/1/14	—	—	—	—	—	—	—	6,177	43.92	105,009

Tim E. Pendley	3/1/14	3,739	186,945	373,890	—	—	—	—	—	—	—
	3/1/14	—	—	—	—	—	—	2,449	—	—	105,038
	3/1/14	—	—	—	—	—	—	—	6,177	43.92	105,009

Robert J. Steines	3/1/14	1,980	99,000	198,000	—	—	—	—	—	—	—
	3/1/14	—	—	—	—	—	—	1,050	—	—	45,034
	3/1/14	—	—	—	—	—	—	—	2,648	43.92	45,016

Matt Emery	3/1/14	2,039	101,970	203,940	—	—	—	—	—	—	—
	3/1/14	—	—	—	—	—	—	1,050	—	—	45,034
	3/1/14	—	—	—	—	—	—	—	2,648	43.92	45,016
__________

(1)	Possible pay-outs to each NEO under the Company’s Senior Management Bonus Plan.
(2)	Number of restricted stock units granted to the NEOs under the 2005 Plan.
(3)	Number of SARs granted to the NEOs under the 2005 Plan.
(4)
The amounts in this column for the fiscal year ended February 28, 2015 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock units and SAR awards granted to the NEOs under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 28, 2015, included in the Company’s Annual Report.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options, SARs and restricted stock units by each of the NEOs as of February 28, 2015. Each option grant, restricted stock unit and SAR is shown separately for each NEO.

Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (1)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (2)	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Thomas E. Ferguson	10,000	30,000	—	45.26	11/04/20	—	—	—	—
	—	26,471	—	43.29	03/01/21
	—	—	—	—	—	15,000	681,300	—	—
	—	—	—	—	—	10,492	476,546

Dana L. Perry	31,880	—	—	9.06	03/01/16	—	—	—	—
	29,372	—	—	15.84	03/01/17	—	—	—	—
	20,438	—	—	20.91	03/01/18	—	—	—	—
	12,738	—	—	25.67	03/01/19	—	—	—	—
	6,554	—	—	45.36	03/01/20	—	—	—	—
	8,089	—	—	43.29	03/01/21	—	—	—	—

Paul W. Fehlman	—	8,089	—	43.29	03/01/21	—	—	—	—
						3,206	145,616

Ashok Kolady	—	—	—	—	—	—	—	—	—

Tim E. Pendley	5,110	—	—	20.91	03/01/18	—	—	—	—
	3,164	3,164	—	25.67	03/01/19	—	—	—	—
	1,668	3,337	—	45.36	03/01/20	—	—	—	—
	—	6,177	—	43.29	03/01/21	—	—	—	—
	—	—	—	—	—	3,990	181,226	—	—
		—	—	—	—	2,536	115,185	—	—
		—	—	—	—	2,449	111,233	—	—

Robert J. Steines	253	506	—	46.43	03/01/20	—	—	—	—
	—	2,648	—	43.29	03/01/21	—	—	—	—
	—	—	—	—	—	335	15,216	—	—
	—	—	—	—	—	1,050	47,691	—	—

Matt Emery	715	1,430	—	45.36	03/01/20	—	—	—	—
	—	2,648	—	43.29	03/01/21	—	—	—	—
	—	—	—	—	—	1,087	49,371	—	—
	—	—	—	—	—	1,050	47,691	—	—
__________

(1)	Amounts in this column represent equity settled (vested but unexercised) SARs awards.
(2)	The SARs listed vest and become exercisable over a three (3) year period with 1/3rd of the SARs vesting on each of the first, second and third anniversaries of the grant date.
(3)	Amounts in this column represent restricted stock unit awards, which cliff vest in full three (3) years from the grant date.
(4)	The market value of restricted stock unit awards is based on the closing market price of AZZ common stock on February 27, 2015, the last trading day of fiscal year 2015, which was $45.42.

OPTION/SAR EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2015
The following table provides information about the vesting of any restricted stock units and any exercised stock options or SARs during fiscal year 2015 for the Company’s NEOs. None of the NEOs exercised any stock options or SARs during fiscal year 2015.

	Option/SAR Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas E. Ferguson Paul W. Fehlman Dana L. Perry Ashok Kolady Tim E. Pendley Robert J. Steines Matt Emery	— — — 13,679(4) — — —	— — — $ 284,904 — — —	— — 15,569(3) 3,438(5) 2,766 — —	— — $ 690,800 $ 159,725 $ 121,483 — —
__________

(1)	Awards exercised were SARs.
(2)	Awards vested were restricted stock units.
(3)	Of the 15,569 restricted stock units that vested during fiscal year 2015, 11,881 were accelerated upon Mr. Perry’s retirement on May 31, 2014.
(4)
Mr. Kolady’s employment with the Company terminated on June 25, 2014. Upon the termination, the vesting of 5,557 SARs were accelerated. The value of these SARs did not convert into common stock on a one-for-one basis when exercised. The SARs were settled in shares of AZZ common stock of an amount equal to the excess value of the grant date price over the exercise price.

(5)	Upon Mr. Kolady’s termination of employment with the Company on June 25, 2014, the vesting of 2,438 outstanding restricted stock units were accelerated.
__________

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Payments Made Upon Resignation, Termination, Death or Disability

Payments Made to Mr. Kolady upon Termination

Upon the termination of his employment, Mr. Kolady entered into a Severance Agreement, pursuant to which the Company agreed to pay to Mr. Kolady severance benefits in the amount of $217,489. In addition, pursuant to the recommendation of the compensation committee, the unvested restricted stock units and SARs held by Mr. Kolady at the time of the termination of his employment were accelerated and vested effective as of July 1, 2014. A total of 2,438 restricted stock units and 5,557 SARs were subject to such accelerated vesting. Based on the closing price of AZZ’s common stock on July 1, 2014 of $47.50, the total fair market value of these restricted stock units and SARs immediately following such closing was $163,117.

Payments Made to Mr. Perry upon Retirement

Upon his retirement from the position of senior vice president of finance and chief financial officer of the Company, and pursuant to the recommendation of the compensation committee, the unvested restricted stock units and SARs held by Mr. Perry upon his retirement was accelerated and vested effective as of May 31, 2014. A total of 11,881 restricted stock units and 16,705 SARs were subject to such accelerated vesting.

Ferguson Employment Agreement

Employment Agreement. If, prior to a change of control, Mr. Ferguson’s employment is terminated due to disability or death or for Cause, Mr. Ferguson, or his estate, shall be entitled to receive in a lump sum (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time, and (iii) reimbursement for business expenses incurred prior to the date of termination. If the Company terminates Mr. Ferguson’s employment without Cause, he is entitled to receive (i) the amounts described in the immediately preceding sentence, payable in a lump sum payment, (ii) a cash amount equal to his base salary from the date of his termination to the end of the term of his employment agreement (but in no event less than his base pay for a 24 month period), payable in accordance with the Company standard payroll procedures (the “Severance Payment”) and (iii) a portion of the cash award he would have received under the Company’s Senior Management Bonus Plan, pro-rated as of the date of such termination and calculated as if Mr. Ferguson were employed by the Company as of the last day of the relevant fiscal year, all qualitative goals have been achieved and all quantitative goals have been satisfied in the amounts determined by the board of directors. In addition, if the Company does not renew the term of Mr. Ferguson’s employment agreement on the third anniversary thereof, Mr. Ferguson shall be entitled to receive (i) the amounts described in the first sentence of this paragraph, payable in a lump sum payment, and (ii) a cash amount equal to 12 months of his base salary, as in effect on November 4, 2016, payable in accordance with the Company standard payroll procedures. Mr. Ferguson also received restricted stock units and SARs under the terms of his employment agreement. Under their terms, these restricted stock units and SARs vest and become exercisable when Mr. Ferguson’s employment terminates, except in the event the Company terminates his employment for Cause or Mr. Ferguson terminates his employment without Good Reason, in which case such equity awards shall be forfeited.

In Mr. Ferguson’s employment agreement, “Cause” is defined as (i) his commission or conviction of, or the entering of a guilty plea or plea of no contest by him with respect to, a felony, the equivalent thereof, any other crime with respect to which imprisonment is a possible punishment, or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft, or sexual harassment; (ii) excessive absenteeism by Mr. Ferguson not related to death or disability or otherwise permissible by applicable law or the Company’s policies for sick leave, permitted vacations, or paid time off; (iii) Mr. Ferguson’s engaging in any activity (including, without limitation, alcohol or drug abuse or other self-induced affliction, or making disparaging remarks about the Company or any of its affiliates or any of their respective officers, employees, managers, directors, members or shareholders) that injures (monetarily or otherwise), in a material respect, the reputation, business or a business relationship of the Company or any of its affiliates; (iv) Mr. Ferguson’s gross negligence or material malfeasance (including, without limitation, commission of any intentional act of fraud, misappropriation or theft against the Company or its affiliates or his intentional misrepresentation of any material financial or operating results of the Company or any of its affiliates); (v) Mr. Ferguson’s significant violation of any statutory or common law duty of loyalty to the Company or any of its affiliates; (vi) Mr. Ferguson’s material breach of any provision of his employment agreement or of a material written policy or code of conduct of the Company; or (vii) Mr. Ferguson’s refusal or failure to carry out the legitimate directives or instructions of the board of directors (or such other person to whom he reports as may be designated from time to time by the board of directors) that are consistent with the scope and nature of his duties and responsibilities set forth herein; provided that in the case of clause (ii), (vi) or (vii) above, only if such breach, refusal or failure has not been cured within fifteen (15) days after Mr. Ferguson’s receipt of written notice from the Company describing such breach or failure in reasonable detail; provided, further, that Mr. Ferguson shall be entitled to no more than one opportunity to cure such matters for any reason.

In Mr. Ferguson’s employment agreement, “Good Reason” is defined as (i) the relocation by the Company of Mr. Ferguson’s principal place of employment of more than fifty (50) miles from the location of his principal place of employment as of the date hereof, which relocation is not rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice describing such relocation; (ii) a reduction by the Company in Mr. Ferguson’s base salary, unless such reduction is rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice referring to this provision and describing such reduction; (iii) a material diminution of Mr. Ferguson’s responsibilities or duties, which diminution is not rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice describing such diminution; (iv) any other material breach by the Company of any material provision of Mr. Ferguson’s employment agreement, which material breach is not corrected within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of a notice referring to this provision and describing such material breach; or (v) a material breach by the
Company of any equity award agreement (whether with respect to stock appreciation rights, restricted stock units or otherwise) by and between the Company and Mr. Ferguson then in effect or the terms of any equity plan incorporated therein, which material breach is not corrected within forty-five (45) days after the date of receipt by the board of directors from Mr. Ferguson of a notice describing such material breach.

Mr. Ferguson’s employment agreement contains provisions requiring him not to disclose any Confidential Information, as defined therein, except to further the business of the Company or with the Company’s consent. Mr. Ferguson is also prohibited from using the Confidential Information for any purpose other than the pursuit of the business of the Company. These obligations of confidentiality and non-use remain in effect during Mr. Ferguson’s employment and indefinitely thereafter.

Mr. Ferguson’s employment agreement also requires him not to solicit for employment any person who is an employee of the Company or its affiliates. This non-solicitation provision remains in effect during the course of Mr. Ferguson’s employment with the Company and for a period of 12 months after termination of such employment at any time and for any reason. Mr. Ferguson is prohibited, during the term of his employment with the Company and for a period of twelve months after his employment terminates, from directly or indirectly soliciting any person, who at the time of his termination was a client, customer, vendor, consultant, or agent of the Company to cease doing business in whole or in part with the Company. During the term of his employment with the Company and for a period of 12 months after termination of such employment, Mr. Ferguson is also prohibited from acquiring any equity securities of the Company (other than through the grant of equity awards by the Company or his participation in the AZZ incorporated Employee Stock Purchase Plan) or attempting to engage in any proxy solicitation with respect to the Company’s equity securities.

Senior Management Bonus Plan. A discussion of the Senior Management Bonus Plan can be found on page 35 of this Proxy Statement, under the section titled, "Performance–Based Incentive Compensation".

Fehlman Employment Agreement

Mr. Fehlman’s employment agreement and Senior Management Bonus Plan contain provisions relatively similar to those described above with respect to Mr. Ferguson’s employment agreement and the Senior Management Bonus Plan, except that Mr. Fehlman’s Severance Payment is calculated based on a minimum period of twelve months rather than twenty four months.

Payments made upon a Change In Control

Ferguson Change In Control Agreement. If, during the period of time beginning on the date a definitive agreement regarding a change in control is executed and ending on the date one year following a change in control, Mr. Ferguson’s employment is terminated for any reason other than by the Company for Cause or by Mr. Ferguson without Good Reason (in each case as defined in his employment agreement), the Company would be required to pay him (i) his full base salary through his date of termination and (ii) a payment equal to 299% of his base salary (without giving effect to any reduction in base salary serving as grounds for termination for Good Reason) (a “Change in Control Severance Payment”), in each case through a lump sum payment to be made promptly following Mr. Ferguson’s execution and delivery of a release and waiver agreement. In addition, upon such a termination of employment following a change in control, all unvested equity awards held by Mr. Ferguson shall immediately vest and become exercisable.

Fehlman Change In Control Agreement. Mr. Fehlman’s Change in Control Agreement contains provisions identical to those described above for Mr. Ferguson with respect to Mr. Ferguson’s Change in Control Agreement except that Mr. Fehlman’s Change in Control Severance Payment is calculated as 200% of his base salary.

Executive Change In Control Severance Agreements. The Executive Change in Control Severance Agreements with the Company’s current NEOs other than Messrs. Ferguson and Fehlman provide:

•
If the executive’s employment is terminated within one year following a change in control by the Company for Cause or by the executive for other than Good Reason, the Company must pay him or her their full base salary through the date of termination plus all other amounts to which he or she is entitled under any compensation or benefit plan of the Company at the time such payments are due, and the Company shall have no further obligation to him or her under the Change in Control Agreement.

•
If the executive’s employment is terminated before one year following a change in control by the Company other than for Cause or disability, or by the executive for Good Reason, he or she shall be entitled to a lump sum payment of his or her base salary through the date of termination plus any other amounts to which he or she is entitled under any compensation plan of the Company at the time such payments are due; a lump sum severance payment in an amount equal to two times his or her base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code, and the vesting and immediate exercisability of all stock options, restricted stock units and SARs; and reimbursement for all legal fees and expenses incurred in seeking to enforce the Executive Change in Control Severance Agreement.

•
“Cause” as used in the Executive Change in Control Severance Agreements is defined as (1) conviction of a crime involving moral turpitude or providing for imprisonment, (2) commission of any willful malfeasance or gross negligence in the discharge of his or her duties to the Company or any of its subsidiaries, having a material adverse effect on the Company or any of its subsidiaries or (3) failure to timely correct after written notice, any specific failure in performance of the duties of his or her position with the Company.

•	“Good Reason” as used in such Executive Change in Control Severance Agreements includes, with respect to each executive:

(A) a substantial adverse alteration in the nature or status of his or her responsibilities from those in effect immediately prior to the change in control;

(B) a reduction in his or her annual base salary in effect on the date of the change in control;

(C) the relocation of the Company’s principal executive offices or the Company's requiring the executive to be based anywhere other than a site less than thirty (30) miles from the site where he or she is now principally based;

(D) the failure by the Company, without his or her consent, to pay to him or her any portion of his or her current compensation;

(E) the failure by the Company to continue or replace any compensation plan material to his or her total compensation or the failure to continue his or her participation therein on a basis not materially less favorable, as existed at the time of the change in control;

(F) the failure of the Company to continue to provide him or her with benefits substantially similar to those enjoyed by him or her under deferred compensation plans, life insurance, medical, health and accident, or disability or vacation plans or policies in which he or she was participating at the time of the change in control;

(G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Change in Control Severance Agreement; or

(H) any purported termination of his or her employment by the Company other than because of total disability, death or for Cause.

The Company has an opportunity to correct the matters specified in clauses (A), (B), (E), (F), (G), or (H) of the immediately preceding sentence before they constitute Good Reason.

POTENTIAL PAYMENTS

The following table reflects the amount of compensation to each of the current NEOs in the event of termination of that executive’s employment as the result of voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change of control and disability or death of the executive. The amounts shown assume that such termination was effective as of February 28, 2015, and that each current NEO had met requirements under our incentive compensation plans that the executive be employed as of year-end to receive benefits related to the year, and thus include amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from the Company. As of February 28, 2015, each executive had received all of the base salary earned during fiscal year 2015, and no portion of the base salary was unpaid at that date.

THOMAS E. FERGUSON
TRIGGERING EVENT

	Termination of Employment Before Change in Control							Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause			Death/ Disability		Termination for Cause		Termination Without Cause			Voluntary For Good Reason			Voluntary Without Good Reason

Severance	$	−−	$	−−		$1,300,000	(1)	$	−−	$	−−		$1,943,500	(2)		$1,943,500	(2)	$	−−

Short-Term Cash Incentive(3)	$	−−	$	−−	$	−−		$	−−	$	−−	$	−−		$	−−		$	−−

SARs(4)		$46,107	$	−−		$46,107			$46,107	$	−−		$46,107			$46,107		$	−−

Restricted Stock Units(5)		$1,157,847	$	−−		$1,157,847			$1,157,847	$	−−		$1,157,847			$1,157,847		$	−−

Life Insurance Benefit6)		$500,000	$	−−	$	−−			$500,000	$	−−	$	−−		$	−−		$	−−

401(k) Plan		$33,001		$33,001		$33,001			$33,001		$33,001		$33,001			$33,001			$33,001

Profit Sharing Plan(7)	$	−−	$	−−	$	−−		$	−−	$	−−	$	−−		$	−−		$	−−

(1)
This amount is Mr. Ferguson’s base salary for a period of 24 months. Mr. Ferguson’s employment agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the employment agreement, but in any case a period of at least 24 months.

(2)	This amount is 2.99 times the base salary of Mr. Ferguson.
(3)	The short-term cash incentive payout is calculated as of February 28, 2015.
(4)	The value of the accelerated vesting of SARs are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.
(5)
The value of the accelerated vesting of restricted stock units are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.

(6)	Term life insurance policy payable by the Company pursuant to Mr. Ferguson’s employment agreement.
(7)	No fiscal year 2015 contributions were made under the profit sharing plan as of February 28, 2015.

PAUL W. FEHLMAN
TRIGGERING EVENT

	Termination of Employment Before Change in Control							Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause			Death/ Disability		Termination for Cause		Termination Without Cause			Voluntary For Good Reason			Voluntary Without Good Reason

Severance	$	−−	$	−−		$325,000	(1)	$	−−	$	−−		$1,109,744	(2)		$1,109,744	(2)	$	−−

Short-Term Cash Incentive(3)	$	−−	$	−−	$	−−		$	−−	$	−−	$	−−		$	−−		$	−−

SARs(4)		$12,134	$	−−		$12,134			$12,134	$	−−		$12,134			$12,134		$	−−

Restricted Stock Units(5)		$145,617	$	−−		$145,617			$145,617	$	−−		$145,617			$145,617		$	−−

Life Insurance Benefit(6)		$325,000	$	−−	$	−−			$325,000	$	−−	$	−−		$	−−		$	−−

401(k) Plan		$8,452		$8,452		$8,452			$8,452		$8,452		$8,452			$8,452			$8,452

Profit Sharing Plan(7)	$	−−	$	−−	$	−−		$	−−	$	−−	$	−−		$	−−		$	−−

(1)
This amount is Mr. Fehlman’s base salary for a period of 12 months. Mr. Fehlman’s employment agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the employment agreement, but in any case a period of at least 12 months.

(2)	This amount is two times the base amount, defined as base salary plus short-term incentive payments, for Mr. Fehlman for fiscal year 2015.
(3)	The short-term cash incentive payout is calculated as of February 28, 2015.
(4)	The value of the accelerated vesting of SARs are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.
(5)
The value of the accelerated vesting of restricted stock units are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.

(6)	Term life insurance policy in the face amount of one times annual base salary payable by the Company pursuant to Mr. Fehlman’s employment agreement.
(7)	No fiscal year 2015 contributions were made under the profit sharing plan as of February 28, 2015.

TIM E. PENDLEY
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause			Voluntary For Good Reason			Voluntary Without Good Reason

Severance	$	−−	$	−−	$	−−	$	−−	$	−−		$679,800	(1)		$679,800	(1)	$	−−

Short-Term Cash Incentive (2)	$	−−	$	−−	$	−−	$	−−	$	−−	$	−−		$	−−		$	−−

SARs(3)		$259,815	$	−−		$259,815		$259,815	$	−−		$259,815			$259,815		$	−−

Restricted Stock Units(4)		$407,645	$	−−		$407,645		$407,645	$	−−		$407,645			$407,645		$	−−

401(k) Plan		$738,643	S	738,643		$738,643		$738,643		$738,643		$738,643			$738,643			$738,643

Profit Sharing Plan(5)		$15,947		$15,947		$15,947		$15,947		$15,947		$15,947			$15,947			$15,947

(1)	This amount is two times Mr. Pendley’s base salary.
(2)	Short-term cash incentive payout is calculated as of February 28, 2015.
(3)	The value of the accelerated vesting of SARs are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.
(4)
The value of the accelerated vesting of restricted stock units are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.

(5)	The value of Mr. Pendley’s vested profit sharing plan balance as of February 28, 2015.

ROBERT J. STEINES
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause				Voluntary for Good Reason		Voluntary Without Good Reason

Severance	$	−−	$	−−	$	−−	$	−−	$	−−		$440,000	(1)		$440,000	(1)	$	−−

Short-Term Cash Incentive(2)	$	−−	$	−−	$	−−	$	−−	$	−−	$	−−		$	−−		$	−−

SARs(3)		$3,972	$	−−		$3,972		$3,972	$	−−		$3,972			$3,972		$	−−

Restricted Stock Units(4)		$62,907	$	−−		$62,907		$62,907	$	−−		$62,907			$62,907		$	−−

401(k) Plan		$27,153		$27,153		$27,153		$27,153		$27,153		$27,153			$27,153			$27,153

Profit Sharing Plan(5)	$	−−	$	−−	$	−−	$	−−	$	−−	$	−−		$	−−		$	−−

(1)	This amount is two times Mr. Steines’s base salary.
(2)	The short-term cash incentive payout is calculated as of February 28, 2015.
(3)	The value of the accelerated vesting of SARs are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.
(4)
The value of the accelerated vesting of restricted stock units are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.

(5)	No fiscal year 2015 contributions were made under the profit sharing plan as of February 28, 2015.

MATT EMERY
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause			Voluntary For Good Reason			Voluntary Without Good Reason

Severance	$	−−	$	−−	$	−−	$	−−	$	−−		$453,200	(1)		$453,200	(1)	$	−−

Short-Term Cash Incentive(2)	$	−−	$	−−	$	−−	$	−−	$	−−	$	−−		$	−−		$	−−

SARs(3)		$4,101	$	−−		$4,101		$4,101	$	−−		$4,101			$4,101		$	−−

Restricted Stock Units(4)		$97,063	$	−−		$97,063		$97,063	$	−−		$97,063			$97,063		$	−−

401(k) Plan		$41,195		$41,195		$41,195		$41,195		$41,195		$41,195			$41,195			$41,195

Profit Sharing Plan(5)		$920		$920		$920		$920		$920		$920			$920			$920

(1)	This amount is two times Mr. Emery’s base salary.
(2)	The short-term cash incentive payout is calculated as of February 28, 2015.
(3)	The value of the accelerated vesting of SARs are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.
(4)
The value of the accelerated vesting of restricted stock units are calculated based upon the closing price of the Company’s common stock on February 27, 2015 ($45.42), the last trading day of fiscal year 2015.

(5)	The value of Mr. Emery’s profit sharing plan balance as of February 28, 2015.

AUDIT COMMITTEE REPORT

The audit committee during fiscal year 2015 was composed of Directors Feehan (chairman), Berce, and Joyce. The board of directors has determined that all members of the audit committee are independent as that term is defined in the NYSE’s listing standards and Section 10A(m)(3) of the Exchange Act, and that each member qualifies as an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002.

The audit committee has sole authority for the appointment and replacement of the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the audit committee. The audit committee reviews with the auditors the plan and scope of the annual audit. It reviews with management and the independent auditor the annual audited financial statements and recommends to the board of directors whether they should be included in AZZ’s annual report. It similarly reviews quarterly financial reports and all earnings press releases. The audit committee also has general oversight of AZZ’s accounting, financial reporting and internal audit function. Management is responsible for the preparation, presentation and integrity of AZZ’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BDO, an independent registered public accounting firm and our independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

The audit committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and BDO. The audit committee serves an oversight role, providing advice, counsel and direction to management and BDO on the basis of information it receives, discussions with management and BDO, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee operates under a written charter, which was adopted by the board of directors. A copy of the full text of the charter is available on AZZ’s website at www.azz.com. The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•
discussed with BDO the independence of BDO and the matters, if any, required to be discussed by PCAOB Auditing Standard No. 16 (Codification of Statements on Auditing Standards, AU § 380), as amended; and

•	received the letter and the written disclosures from BDO required by Rule 3520 of the Public Company Accounting Oversight Board.

Based on the review and discussions referred to in the preceding paragraph, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AZZ’s Annual Report.

Audit Committee:

Daniel R. Feehan, Chairman
Daniel E. Berce
Kevern Joyce

Notwithstanding anything to the contrary set forth in any of AZZ’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the compensation committee discussion and analysis and the audit committee report shall not be incorporated by reference into any such filings.

OTHER MATTERS

We do not plan to act on any matters at the Annual Meeting other than those described in this Proxy Statement. If any other business should properly come before the Annual Meeting, the beneficial owners of our shares as of the record date will vote in accordance with their best judgment.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditor Fees

The following table presents fees incurred for professional services rendered by BDO, our independent auditors for our fiscal year ended February 28, 2015, and our fiscal year ended February 28, 2014. All services listed below were pre-approved by the audit committee.

	February 28, 2015		February 28, 2014
Audit Fees	$573,013	(1)	$500,630
Audit-Related Fees	$82,959	(2)	$178,500
Tax Fees	$597,954	(3)	$162,350
All Other Fees	-		-

Total Fees	$1,253,926		$841,480
__________

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, and reviews of our quarterly reports on Form 10-Q.

(2)	Audit related fees relate to certain due diligence services and opening balance proceedings in connection with the Company’s acquisition of Zalk Steel & Supply Co.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning.

One or more representatives of BDO will be present at the Annual Meeting of Shareholders held on July 14, 2015, and will have an opportunity to make a statement and to respond to appropriate questions.

Pre-approval of Nonaudit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees listed above were approved in accordance with this policy. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services where the fees for the engagement do not exceed $25,000, provided that the chairman reports any decisions to the audit committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

To be included in the proxy statement relating to the 2016 Annual Meeting of Shareholders, shareholder proposals must be received by our corporate secretary no later than 5:00 p.m., local time, January 28, 2016.

In order to bring a matter before the 2016 Annual Meeting of Shareholders that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of our bylaws. Our bylaws require that we receive notice of the matter no earlier than March 16, 2016, and no later than April 15, 2016. You may contact our secretary to find out what specific information regarding the matter must be included with the advance notice.

PROXY SOLICITATION

We will pay all costs associated with the proxy solicitation, which we expect to be $5,000 or less, and all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

VOTING SECURITIES

Shareholders of record on May 18, 2015, will be entitled to vote at the meeting. As of May 18, 2015, there were 25,765,025 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter voted on at the meeting. An abstention will not be counted as voting for a matter, and, therefore, will have the same effect as a vote against the matter. Votes withheld, including broker non-votes, will not be counted as a vote either for or against the matter.

INCORPORATION BY REFERENCE

The financial statements and other information required by Item 13(a)(1)-(5) of Schedule 14A to be provided herein are incorporated by reference to AZZ’s Annual Report.

QUORUM

Shareholders representing a majority of the shares of our common stock outstanding as of May 18, 2015, must be present at the Annual Meeting of Shareholders, in person or by proxy, in order to conduct business at the meeting.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by voting your shares using the Internet or telephone or, if you receive a paper copy of the proxy materials, by completing and returning the enclosed proxy card.

Appendix A
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
AZZ INC.
Pursuant to Section 21.056 of the Texas Business Organizations Code (the “Code”), the undersigned corporation hereby amends and restates its Articles of Incorporation and all amendments thereto that are in effect to date, as follows:

1.    The name of the corporation is AZZ incorporated (the “Corporation”). The original Articles of Incorporation (the “Articles”) of the Corporation were filed with the Secretary of State of Texas on March 29, 1956.

2.    This Amended and Restated Certificate of Formation (“Certificate”) accurately states the text of the Articles being restated and all amendments thereto that are in effect to date, as further amended by this Certificate. This Certificate does not contain any other change in the Articles being hereby amended and restated except for the information permitted to be omitted under Section 3.059(b) of the Code.

3.    Each new amendment to the Articles has been made in accordance with the provisions of the Code. This Certificate and the amendments to the Articles have been approved in the manner required by the Code and by the governing documents of the Corporation. This Certificate and the amendments to the Articles were duly adopted by a majority vote of the shareholders of the Corporation at the 2015 annual meeting of shareholders effective July 14, 2015. As of May 18, 2015, there were 25,765,025 shares outstanding and entitled to vote.

4.    The Articles of the Corporation are amended by this Certificate as follows:

a)	Article I is amended to delete “AZZ incorporated” and replace it with “AZZ Inc.”

b)	Article III is deleted in its entirety and replaced with a general purpose statement.

c)	Article V is deleted in its entirety.

d)
Article VI is retitled “Article V” and is amended to delete (i) references to “initial,” (ii) “507 Burk Burnett Building, Fort Worth, Texas” and replace it with “1999 Bryan St., Ste. 900, Dallas, Texas 75201” and (iii) Harold E. Mueller and replace it with “CT Corporation System.”

e)	Article VII is retitled “Article VI” and is amended to reflect the current Board of Directors and the names and addresses of the persons who currently are serving as directors.

f)	Article VIII is deleted in its entirety.

g)	Article IX is retitled “Article VII.”

h)	Article X is retitled “Article VIII.”

i)
Article XI is retitled “Article IX” and is amended to delete (i) references to “Texas Business Corporation Act” and “Texas Miscellaneous Corporation Laws Act” and replace them with “Texas Business Organization Code,” (ii) references to “Company” and replace them with “corporation,” and (iii) “Articles of Incorporation” and replace it with “Certificate of Formation.”

j)	Article XII is retitled “Article X.”

5.    The Articles of the Corporation and all amendments and supplements thereto are hereby replaced and superseded in their entirety by the following Amended and Restated Certificate of Formation.

ARTICLE I
The name of the corporation is AZZ Inc.
ARTICLE II
The period of its duration is perpetual.
ARTICLE III
The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Texas Business Organizations Code.

ARTICLE IV
The aggregate number of shares which the corporation shall have authority to issue shall be One Hundred Million (100,000,000) of the par value of One Dollar ($1.00) each, said shares to consist of only one class and to be designated as shares of common stock.
ARTICLE V
The post office address of its registered office is 1999 Bryan St., Ste. 900, Dallas, Texas 75201, and the name of its registered agent at such address is CT Corporation System.
ARTICLE VI
The number of directors constituting the Board of Directors is up to twelve (12), and the names and addresses of the persons who currently are serving as directors are: To be completed following results of 2015 shareholders meeting on July 14, 2015.(1)

NAME	ADDRESS

(1) To be completed following results of the 2015 shareholders meeting on July 14, 2015.
ARTICLE VII
No shareholder or other person shall have any pre-emptive rights whatsoever.
ARTICLE VIII
The shareholders of the corporation shall not be entitled to cumulate their votes in the election of Directors.
ARTICLE IX
To the fullest extent permitted by applicable law, no director of this corporation shall be liable to this corporation, or its shareholders, for monetary damages for an act or omission in such director's capacity as a director of this corporation, except that this provision does not eliminate or limit the liability of a director of this corporation for:

1.	a breach of such director's duty of loyalty to this corporation or its shareholders;

2.	an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

3.	a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director's office;

4.	an act or omission for which the liability of such director is expressly provided for by statute; or

5.	an act related to an unlawful stock repurchase or payment of a dividend.

The foregoing provisions shall not eliminate or limit the liability of a director for any act or omission occurring prior to the addition of this Article to the corporation's Certificate of Formation. Any repeal or amendment of this Article by the shareholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of this corporation is not personally liable as set forth in the foregoing provisions, a director shall not be liable to the fullest extent permitted by any amendment to the Texas Business Organization Code hereafter enacted that further limits the liability of a director.
Article X
The corporation shall indemnify to the full extent permitted by law any person who is made or threatened to be made a defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or    was a director, advisory director or officer of the corporation or of any other company at the request of the corporation or is or was serving at the corporation's request as an officer, managing partner or in any other position of authority in the operation of a partnership, limited partnership or joint venture in which the corporation has or had a substantial direct or indirect interest (collectively referred to hereinafter as “Indemnified Persons”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Persons in connection with any such action, suit or proceeding. The corporation shall advance, pay and reimburse (as applicable) expenses to Indemnified Persons to the full extent permitted by law. The corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self- insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of Indemnified Persons against any liability asserted against such persons in their capacities as described above, whether or not the corporation would have the power to indemnify such Indemnified Persons against such liability. No amendment to or rescission of this Article shall affect the rights of any of the Indemnified Persons to indemnification or the advancement, payment or reimbursement of expenses required by this article growing out of any act, transaction, event or circumstance which occurred before such amendment or rescission.

Appendix B
AZZ INCORPORATED
SENIOR MANAGEMENT BONUS PLAN
1.    Purpose. The purposes of the AZZ incorporated Senior Management Bonus Plan (the “Plan”) are to provide the Company's senior management with an additional incentive to increase shareholder wealth by contributing to the success of the Company, to encourage superior performance and reward senior management for effective service and to strengthen the ability of the Company to retain and attract highly qualified senior management upon which continued growth and profitability of the Company depends.
2.    Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context otherwise requires:
“Board of Directors” means the Board of Directors of the Company.
“Bonus” means any incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Period.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means a committee appointed by the Board of Directors, which committee shall be composed of not less than two directors of the Company who each qualify as an “outside director” under Treasury Regulations Section 1.162-27 promulgated under Section 162(m) of the Code or any successor provisions. The Compensation Committee of the Board of Directors shall be the Committee unless its membership does not qualify hereunder.
“Company” means AZZ incorporated, a Texas corporation, or any successor corporation.
“Determination Date” means as to any Plan Period, (a) the first day of the Plan Period, or (b) if later, the latest date possible which will not jeopardize the Plan's qualification as performance-based compensation under Section 162(m) of the Code.
“Participant” means an executive officer of the Company specified by the Committee for participation in the Plan, as described in Section 3 hereof.
“Performance Goals” means the criteria and objectives which must be met during the Plan Period as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 4 hereof.
“Plan Period” means a fiscal period of the Company (of not less than one fiscal quarter or more than one fiscal year) designated by the Committee for which awards are determined under the Plan.
3.    Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to make all determinations necessary or advisable for the administration of the Plan, all of which shall be binding on all persons, including the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any shareholder of the Company. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company. A majority of the Committee shall constitute a quorum, and the Committee shall act pursuant to a majority vote or by unanimous written consent. No member of the Board of Directors or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.
4.    Performance Goals. Performance Goals for each Plan Period shall be established by the Committee not later than the latest date permissible under Code Section 162(m) and the Regulations promulgated thereunder. Such Performance Goals shall be in writing and may be expressed in terms of one or more financial or other objective goals which may be Company-wide, on an individual basis or otherwise. Financial goals may be expressed, for example, in terms of sales, operating earnings, net income, earnings per share, cash flow, return on equity or other return ratios, or stock price. Other objective goals may include the attainment of various productivity and long-term growth objectives, including for example, reductions in the Company's overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms, as a change from a prior comparable period or periods, or as compared to another company or companies. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be, but need not be, different for each Plan Period and different Performance Goals may be applicable to different Participants.
5.    Bonuses.
(a)    General. Payment of the amount of a Bonus for a particular Plan Period shall be made only if and to the extent the specified Performance Goals with respect to such Plan Period are attained. A Participant must continue to be a fulltime employee of the Company at the end of the Plan Period to be eligible to receive a Bonus under the Plan for such Plan Period unless termination from employment resulted from death, disability, retirement or termination (other than voluntary resignation or termination for Cause, as defined below). In such case, the Participant shall receive a portion of the Bonus such Participant would have received if employed by the Company at the end of the Plan Period, prorated to the last completed month of service prior to termination. The Committee may not in any case increase the amount of any Bonus payable to any Participant above the amount established in accordance with the relevant Performance Goals. “Cause” shall mean (i) any act of misconduct, including, but not limited to, dishonesty, insubordination, harassment, or belligerent behavior; (ii) any breach of the Company’s Code of Ethics, any confidentiality or any other agreements with the Company, Company policies, or duty of loyalty to the Company; (iii) habitual neglect or incompetence in carrying out employment duties; or (iv) the commission of any act that would constitute a felony or violation of a law applicable to the conduct of corporate employees, including, but not limited to, any law prohibiting bribery, or any law applicable to public companies.
(b)    Certification and Payment. Payments of any Bonus shall be made only after the Committee has certified the achievement of the required Performance Goals. After such certification the Company shall pay in cash or as otherwise determined by the Committee the applicable amount of the Bonus to the appropriate Participant.
(c)    Forfeiture. Notwithstanding anything to the contrary in this Agreement, if any facts that would constitute Cause are discovered after the Participant’s employment with the Company has ended but before the Bonus is paid, the Participant shall forfeit the Bonus and no Bonus will be paid to the Participant. If any facts that would constitute Cause are discovered within one (1) year of the date a Bonus is paid to the Participant, the Participant must upon written notice from the Company, promptly repay such Bonus to the Company.
(d)    Maximum Payment. The aggregate Bonus paid under the Plan to any Participant shall not exceed $5,000,000 for any fiscal year of the Company.
(e)    Other Deferral of Bonus. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Bonuses by entering into a non-qualified deferred compensation agreement in accordance with Code Section 409A and the Treasury Regulations promulgated thereunder. The Committee may establish the election procedures, the timing of such elections, which shall be no later than six months prior to the end of the twelve month period on which the Bonus is based, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred and such other terms, conditions, rules and procedures that the Committee deems advisable in order to comply with Code Sections 409A and 162(m) and the Treasury Regulations promulgated thereunder.

6.    General Provisions.
(a)    Compliance With Legal Requirements. The Plan and the granting of Bonuses, as well as the other obligations of the Company under the Plan shall be subject to all federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
(b)    No Right To Continued Employment. Nothing in the Plan or in any Bonus shall confer upon any Participant the right to continue in the employ of the Company or any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate such Participant's employment.
(c)    Withholding Taxes. The Company or any subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.
(d)    Amendment and Termination of the Plan. The Committee may at any time amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. The Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall adversely affect any of the rights of any Participant, without such Participant's consent, under any Bonus previously paid or payable under the Plan or with respect to which the performance criteria have been set previously.
(e)    Unfunded Status of Bonus. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan or any Bonus shall give any Participant any rights with respect to any Bonus payments which at any time have been certified by the Committee but not yet paid to a Participant that are greater than those of a general creditor of the Company and/or its subsidiaries.
(f)    Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.
(g)    Effective Date. The Plan was originally approved by a majority of the shares of the Company's common stock voted at the 2007 Annual Meeting of Shareholders; provided, however, the amendments to the Plan set forth herein shall become effective as of July 14, 2015, upon approval of a majority of the shares of the Company's common stock voted at the 2015 Annual Meeting of Shareholders. The Plan shall continue to remain in effect and will be subject to additional re-approval by the shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Section 162(m) of the Code.
(h)    Interpretation. The Plan is designed and intended to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner so to comply.
(i)    Non-assignability. A Participant shall have no right to assign or transfer any interest under this Plan.
(j)    Severability. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted.

Map and Driving Directions to AZZ incorporated

Instructions from Dallas/Fort Worth International Airport

1.	Head toward South 22nd Ave. on West 32nd St. (183 ft)

2.	Make a U-Turn onto West 32nd St. (0.1 miles)

3.	Turn slightly right onto South Service Rd. (1.3 miles)

4.	Take left ramp onto International Pkwy South (TX-97-SPUR) toward TX-183/TX-360 (0.9 miles)

5.	Take ramp onto TX-183 West (Airport Fwy) toward Ft. Worth (10.7 miles)

6.	Continue on I-820 (0.7 miles)

7.	Keep left onto TX-121 South toward Downtown Ft. Worth (7.1 miles)

8.	Take the exit toward Downtown/Belknap St. onto East Belknap St. (1.7 miles)

9.	Turn slightly left onto Energy Way (0.1 miles)

10.	Turn slightly right onto Summit Ave. (301 ft)

11.	Turn right onto West 7th St. (1.2 miles)

12.	Arrive at West 7th St. (One Museum Place) Your destination is on the right.

Instructions from Downtown Fort Worth

1.	Head toward West 6th St. on Taylor St. (124 ft)

2.	Turn right onto West 6th St. (0.2 miles)

3.	Turn slightly right onto West 7th St. (1.6 miles)

4.	Arrive at West 7th St. (One Museum Place) Your destination is on the right.

2015 Annual Meeting of Shareholders
10:00 a.m. local time, July 14, 2015

AZZ incorporated
One Museum Place, 4th Floor
3100 West 7th Street
Fort Worth, TX 76107

IMPORTANT ANNUAL MEETING INFORMATION

000004

C 1234567890

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Vote by Internet

- Go to **www.envisionreports.com/AZZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for AZZ incorporated's Annual Meeting of Shareholders to be Held on July 14, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AZZ

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/AZZ** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents free of any charge, you must request one. Please make your request for a copy as instructed on the reverse side on or before July 3, 2015 to facilitate timely delivery.

C O Y

022RKD

Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

1. The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
2. The Board of Directors recommends a vote FOR the approval of the adoption of the Amended and Restated Certificate of Formation.
3. The Board of Directors recommends a vote FOR the re-approval of the material terms of the Senior Management Bonus Plan.
4. The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation.
5. The Board of Directors recommends a vote FOR the selection of every "one year" on the frequency of an advisory vote on AZZ's executive compensation.
6. The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP to serve as AZZ's independent registered public accounting firm for the fiscal year ending February 29, 2016.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/AZZ**. Click "Cast Your Vote" or "Request Materials." Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials AZZ incorporated" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You may also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 3, 2015.

022RKD

AZZ

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Nominee	For	Withhold
01 - Daniel E. Berce	☐	☐
02 - Martin C. Bowen	☐	☐
03 - Dr. H. Kirk Downey	☐	☐
04 - Daniel R. Feehan	☐	☐
05 - Thomas E. Ferguson	☐	☐
06 - Peter A. Hegedus	☐	☐
07 - Kevern R. Joyce	☐	☐
08 - Stephen E. Pirnat	☐	☐

B Other Business

The Board of Directors recommends a vote FOR the following proposals and a vote FOR every "One Year" on proposal 5.

Proposal	For	Against	Abstain
2. Approval of the Amended and Restated Certificate of Formation.	☐	☐	☐
3. Re-Approval of the material terms of the Senior Management Bonus Plan.	☐	☐	☐
4. Approval of advisory vote on AZZ's executive compensation.	☐	☐	☐
6. Ratification of the appointment of BDO USA, LLP as AZZ's independent registered public accounting firm for the fiscal year ending February 29, 2016.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
5. Approval of the frequency to vote on AZZ's executive compensation.	☐	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X 2 3 7 6 4 9 2

022RJE

Important Notice Regarding the Availability of Proxy Materials for AZZ incorporated's Annual Meeting of Shareholders to be Held on July 14, 2015

The Proxy Statement and Annual Report for the fiscal year ended February 28, 2015 are available at www.edocumentview.com/AZZ

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AZZ incorporated

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 14, 2015

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints Thomas E. Ferguson and Paul W. Fehlman and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 14, 2015, at 10:00 a.m. in Fort Worth, Texas 76107, or at any adjournment thereof, all shares of AZZ incorporated which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card.

1. The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
2. The Board of Directors recommends a vote FOR the approval of the adoption of the Amended and Restated Certificate of Formation.
3. The Board of Directors recommends a vote FOR the re-approval of the material terms of the Senior Management Bonus Plan.
4. The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation.
5. The Board of Directors recommends a vote FOR the selection of every "One Year" on the frequency of an advisory vote on AZZ's executive compensation.
6. The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP to serve as AZZ's independent registered public accounting firm for the fiscal year ending February 29, 2016.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

AZZ™

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE_____________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on July 14, 2015.

Vote by Internet

- Go to **www.envisionreports.com/AZZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by Telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Daniel E. Berce	☐	☐	02 - Martin C. Bowen	☐	☐	03 - Dr. H. Kirk Downey	☐	☐
04 - Daniel R. Feehan	☐	☐	05 - Thomas E. Ferguson	☐	☐	06 - Peter A. Hegedus	☐	☐
07 - Kevern R. Joyce	☐	☐	08 - Stephen E. Pirnat	☐	☐			

+

B Other Business

The Board of Directors recommends a vote FOR the following proposals and a vote FOR every "One Year" on proposal 5.

Proposal	For	Against	Abstain
2. Approval of the Amended and Restated Certificate of Formation.	☐	☐	☐
3. Re-Approval of the material terms of the Senior Management Bonus Plan.	☐	☐	☐
4. Approval of advisory vote on AZZ's executive compensation.	☐	☐	☐
6. Ratification of the appointment of BDO USA, LLP as AZZ's independent registered public accounting firm for the fiscal year ending February 29, 2016.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
5. Approval of the frequency to vote on AZZ's executive compensation.	☐	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 2 3 7 6 4 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

022RIE

Important Notice Regarding the Availability of Proxy Materials for AZZ incorporated's Annual Meeting of Shareholders to be Held on July 14, 2015

The Proxy Statement and Annual Report for the fiscal year ended February 28, 2015 are available at www.edocumentview.com/AZZ

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AZZ incorporated

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 14, 2015

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints Thomas E. Ferguson and Paul W. Fehlman and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 14, 2015, at 10:00 a.m. in Fort Worth, Texas 76107, or at any adjournment thereof, all shares of AZZ incorporated which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card.

1. The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
2. The Board of Directors recommends a vote FOR the approval of the adoption of the Amended and Restated Certificate of Formation.
3. The Board of Directors recommends a vote FOR the re-approval of the material terms of the Senior Management Bonus Plan.
4. The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation.
5. The Board of Directors recommends a vote FOR the selection of every "One Year" on the frequency of an advisory vote on AZZ's executive compensation.
6. The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP to serve as AZZ's independent registered public accounting firm for the fiscal year ending February 29, 2016.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.